UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Materials under § 240.14a-12

UNITED FIRE GROUP, INC.
(Name of registrant as specified in its charter)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED FIRE GROUP, INC.
118 Second Avenue SE, Cedar Rapids, Iowa 52401
April 4, 2023
Dear Fellow Shareholder:
I am pleased to invite you to join us at United Fire Group, Inc.’s 2023 Annual Meeting of Shareholders (the “Annual Meeting”). This year’s meeting will be held at our principal executive offices at 118 Second Avenue SE, Cedar Rapids, Iowa 52401. Simultaneously, the Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting, submit questions and vote online during the Annual Meeting by logging on to www.meetnow.global/M5Y2PNQ using your 15-digit control number provided with the Notice Regarding the Availability of Proxy Materials or on your Proxy Card.
The meeting will take place on Wednesday, May 17, 2023 at 10:00 a.m. Central Time. At this year’s meeting, you will be asked to vote on the following proposals:
	Proposals	Recommended Vote
1	Election of the four Class A Directors identified in the proxy statement	FOR
2	Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023	FOR
3	Approval, on an advisory basis, of the compensation of the Company’s named executive officers	FOR
4	Approval, on an advisory basis, of the frequency of future shareholder votes on executive compensation	EVERY ONE YEAR
Management will also report on United Fire Group, Inc.’s business and shareholders will have an opportunity to ask questions of management and Ernst & Young LLP.
Attached you will find a notice of the Annual Meeting and a proxy statement that contains additional information about the meeting and explains the methods you can use to vote your proxy, including by telephone and over the Internet.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to sign your proxy card and return it in the enclosed postage-paid envelope or vote by telephone or Internet prior to the meeting. This ensures that your shares of United Fire Group, Inc.’s Common Stock will be represented and voted at the meeting, even if you cannot attend.
James W. Noyce
Chairman of the Board

UNITED FIRE GROUP, INC.
118 Second Avenue SE, Cedar Rapids, Iowa 52401
Notice of 2023 Annual Meeting of Shareholders of United Fire Group, Inc.
Date and time: Wednesday, May 17, 2023 at 10:00 a.m. Central Time.
Place: United Fire Group, Inc.’s principal executive offices at 118 Second Avenue SE, Cedar Rapids, IA 52401 and virtually via live audio webcast. Shareholders will be able to attend the 2023 Annual Meeting of Shareholders (the “Annual Meeting”), submit questions and vote online by logging on to www.meetnow.global/M5Y2PNQ at the Annual Meeting date and time using their 15-digit control number provided with the Notice Regarding the Availability of Proxy Materials or on the proxy card.
Items of business: At the Annual Meeting, we will ask shareholders to:
1.
Elect four Class A Directors identified in the attached proxy statement to three-year terms expiring in 2026.

2.
Ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.

3.
Approve, on an advisory basis, the compensation of our named executive officers.

4.
Approve, on an advisory basis, of the frequency of future shareholder votes on executive compensation.

5.
Vote upon such other matters as may properly come before the meeting or at any adjournment or postponement thereof.

Who can vote: You can vote if you were a shareholder of record on March 20, 2023.
On or about April 4, 2023, we will begin mailing to our shareholders a Notice Regarding the Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet. By furnishing the Notice Regarding the Availability of Proxy Materials, we are lowering the costs and reducing the environmental impact of our Annual Meeting.
The Board of Directors recommends that shareholders vote FOR the election of each director nominee named in Proposal 1 of the proxy statement, FOR Proposals 2 and 3 and every ONE YEAR on Proposal 4.
By Order of the Board of Directors,
Sarah E. Madsen, Vice President, Chief Legal Officer & Corporate Secretary
Dated April 4, 2023 at Cedar Rapids, Iowa
Your vote is important. Instructions on how to vote are contained in this proxy statement and in the Notice Regarding the Availability of Proxy Materials. Please cast your vote by telephone or over the Internet as described in those materials. Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date and return the proxy/voting instruction card in the envelope provided.

i

ii

UNITED FIRE GROUP, INC.
118 Second Avenue SE, Cedar Rapids, Iowa 52401
PROXY STATEMENT FOR THE ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON MAY 17, 2023
This solicitation of proxies is made by the Board of Directors of United Fire Group, Inc. (the “Company,” “we,” “us,” or “our,” as the context requires). Proxies will be used at the 2023 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Wednesday, May 17, 2023 at 10:00 a.m. Central Time, and at any adjournment or postponement thereof. This year’s Annual Meeting will be held at our principal executive offices at 118 Second Avenue SE, Cedar Rapids, Iowa 52401 and virtually via live audio webcast. Shareholders will be able to attend the Annual Meeting, submit questions and vote online by logging on to www.meetnow.global/M5Y2PNQ using their 15-digit control number provided with the Notice Regarding the Availability of Proxy Materials or on the proxy card.
With respect to shares of our $0.001 par value common stock (“Company Common Stock”) held in the United Fire Group, Inc. 401(k) Plan (the “401(k) Plan”), the Board of Directors is soliciting participants on behalf of the Trustee of the 401(k) Plan to direct the Trustee as to how to vote the shares held in the plan.
Under rules adopted by the Securities and Exchange Commission (“SEC”), the Company has chosen to provide its shareholders with the choice of accessing the Annual Meeting proxy materials on the Internet, rather than receiving printed copies of those materials through the mail. In connection with this process, a Notice Regarding the Availability of Proxy Materials (the “Notice”) is being mailed to the Company’s shareholders who have not previously requested electronic access to its proxy materials or printed proxy materials. The Notice contains instructions on how you may access and review the Company’s proxy materials on the Internet and how you may vote your shares over the Internet. The Notice will also tell you how to request the Company’s proxy materials, in either printed form or by email, at no charge. The Notice contains a control number that you will need to vote your shares. We suggest you keep the Notice for your reference through the meeting date.
The Company anticipates that the Notice will be mailed to shareholders and participants in the 401(k) Plan beginning on or about April 4, 2023.
We will solicit proxies principally by mail, but our directors and employees may also solicit proxies by telephone, facsimile, or e-mail. Our directors and employees may also conduct personal solicitations. Our directors and employees will not receive any additional compensation in connection with their solicitation efforts.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2023: The Notice of the Annual Meeting, this Proxy Statement, the 2022 Annual Report on Form 10-K/A and the 2022 Annual Report to Shareholders are available at: http://ir.ufginsurance.com.

ANNUAL MEETING OF SHAREHOLDERS
Questions and Answers About the Annual Meeting
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will act upon the matters listed in the Notice of the Annual Meeting, including (i) the election of four Class A Directors identified in the attached proxy statement to serve three-year terms expiring in 2026, (ii) the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023, (iii) the approval, on an advisory basis, of the compensation of our named executive officers and (iv) the approval, on an advisory basis, of the frequency of future shareholder votes on executive compensation. Our management team will also report on our performance during fiscal year 2022. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they choose to, and will be available to respond to appropriate shareholder questions.
How can I attend the Annual Meeting?
The Annual Meeting will be held at our principal executive offices at 118 Second Avenue SE, Cedar Rapids, Iowa 52401 and simultaneously through live audio webcast. Shareholders of record will be able to attend the Annual Meeting in person or virtually. If you attend virtually, you will be able to submit questions during the Annual Meeting and vote online by logging on to www.meetnow.global/M5Y2PNQ using your 15-digit control number provided with the Notice or on your proxy card.
The Annual Meeting will begin promptly at 10:00 a.m. Central Time. Check-in will begin 15 minutes prior to the start of the meeting. You should allow ample time for check-in procedures, whether in person or online.
If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please follow the instructions that will be posted on the virtual shareholder meeting login page.
How do I register to attend the Annual Meeting virtually on the Internet?
If you are a shareholder of record (i.e., you hold your shares registered in your name through Computershare Trust Company, N.A., our transfer agent and registrar), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or on your proxy card that you received with this Proxy Statement to attend the meeting.
If you hold your shares through an intermediary, such as a broker, bank or other nominee, you must register in advance to attend the Annual Meeting virtually on the Internet.
To register in advance to attend the Annual Meeting virtually on the Internet, you must submit a legal proxy that reflects proof of your proxy power. The legal proxy will show your holdings in Company Common Stock with your name. Please forward a copy of the legal proxy along with your email address to Computershare according to the below instructions.
Requests for registration should be directed as follows:
•
By email:   Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

•
By mail:   Computershare, United Fire Group, Inc. Legal Proxy, P.O. Box 43001 Providence, RI 02940-3001. If you submit materials by mail, please also provide your e-mail address

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on May 12, 2023. You will receive a confirmation of your registration by email after Computershare receives your registration materials.
Who may attend the Annual Meeting?
All shareholders of record as of March 20, 2023 (the “Record Date”) or their duly appointed proxies may attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will not be admitted to the Annual Meeting unless you bring a copy of a statement (such as a brokerage statement) from your nominee reflecting your stock ownership as of the Record Date, or register as described above under “How do I register to attend the Annual Meeting virtually on the Internet?”
May shareholders ask questions at the Annual Meeting?
Yes. As part of the Annual Meeting, we will hold a live question and answer session, during which we will answer questions that are pertinent to the Company and the meeting matters, as time permits. Shareholders will have the ability to ask questions in person or submit questions online during the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Shareholders of Record
If your shares are registered in your name with Computershare Trust Company, N.A., our transfer agent and registrar, you are considered a shareholder of record. Shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting or at any postponement or adjournment thereof. At the close of business on the Record Date, there were 25,231,553 shares of Company Common Stock issued and outstanding. Each share of Company Common Stock entitles its record holder to one vote.
Brokerage and Other Account Holders
If your shares are held in a brokerage account or by a bank or other nominee, your name does not appear anywhere in the Company’s shareholder records. Instead, the “street name” of your broker, bank or other nominee who holds the shares for you appears on our records and you are the beneficial owner of the shares. Access to our proxy materials is being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your brokerage firm, bank or other nominee how to vote your beneficial shares by filling out and returning the voting instruction form provided to you from such other institution. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are invited to attend the Annual Meeting, but you must obtain a legal proxy from the record holder of your shares and bring a copy of a statement (such as a brokerage statement) from your nominee reflecting your stock ownership as of the Record Date, or register as described above under above under “How do I register to attend the Annual Meeting virtually on the Internet?”.
401(k)Plan Participants
If you are a participant in our 401(k) Plan, your proxy card shows the number of shares of Company Common Stock held for your benefit in those plans, plus any other shares you may own. If you hold stock through the 401(k) Plan, voting your proxy also serves as confidential voting instructions to the Trustee of the 401(k) Plan (Principal Financial Group). The Trustee will vote your shares in accordance with the specific voting instructions that you indicate on your proxy card. If you provide no specific voting instructions, the Trustee of the 401(k) Plan will vote your shares in proportion to the voting instructions it receives from those plan participants who do submit voting instructions.
What constitutes a quorum for the Annual Meeting?
The presence at the Annual Meeting of a majority of the outstanding shares (50% plus one share) of Company Common Stock represented either in person, virtually during the live webcast, or by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the existence of a quorum at the Annual Meeting.
What is a broker non-vote?
A “broker non-vote” occurs when a broker submits a proxy but lacks discretionary power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2023 is the only matter to be presented at the Annual Meeting that is considered a “routine” matter, and brokers have the discretionary power to vote on this matter without any instructions from the beneficial owners. Each of the other matters to be presented at the Annual Meeting are considered “non-routine.”
Therefore, if you hold your shares in “street name” you should give voting instructions to your broker to ensure your shares are counted in the election of directors, the advisory vote to approve executive compensation and the advisory vote to approve the frequency of future votes on executive compensation. Broker non-votes will have no effect on the voting results of the matters presented at the Annual Meeting.
How do I vote my shares?
You may vote in the following ways:
•
In person:   We will distribute paper ballots to anyone who wishes to vote in person at the Annual Meeting. However, if you hold your shares in street name, you must request a legal proxy from your broker and bring it to the Annual Meeting in order to vote in person at the Annual Meeting.

•
Virtually during the Annual Meeting:   See the instructions above under “How can I attend the Annual Meeting?” and “How do I register to attend the Annual Meeting virtually on the Internet?”

•
By mail:   Complete and sign your proxy card and return it by mail in the enclosed business reply envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If an additional proposal comes up for a vote at the Annual Meeting that is not on the proxy card, your shares will be voted in the best judgment of the authorized proxies, Eric J. Martin and Sarah E. Madsen. If you sign and return your proxy card without marking voting instructions, your shares will be voted FOR the election of each of the director nominees identified in this proxy statement, FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023, FOR approval, on an advisory basis, of the resolution regarding the compensation of our named executive officers and every ONE YEAR, on an advisory basis, as the frequency of future shareholder votes on executive compensation.

•
By telephone:   To vote your shares by telephone, call the toll-free telephone number on your proxy card. You must have a touch-tone or cellular telephone to use this voting method. You will need to follow the instructions on your proxy card and the voice prompts to vote your shares.

•
Over the Internet:   You may go to the website listed on your proxy card to vote your shares over the Internet. You will need to follow the instructions on your proxy card and the website to vote your shares.

Telephone and Internet voting options are available 24 hours a day, seven days a week. The deadline for voting by telephone or the Internet is 12:00 a.m. Central Time on May 17, 2023. When prompted, you will need to enter the 15-digit control number shown on your proxy card. You will then be able to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone or over the Internet, your vote authorizes the proxies in the same manner as if you had signed, dated and returned your proxy card by mail. Telephone and Internet voting procedures, including the use of control numbers found on the proxy cards, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares securely and to confirm that their instructions have been properly recorded. If you vote by telephone or over the Internet, you do not need to return your proxy card.
If you hold your shares in street name, you may vote by telephone or over the Internet only if your bank, broker or other nominee makes those methods available to you, in which case your broker, bank or other nominee will provide specific instructions for using those options.
If I hold my shares in a brokerage account and do not return voting instructions, will my shares be voted?
If your shares are held in a brokerage account or by a bank or other nominee, your broker, bank or other nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers who have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the ratification of the choice of auditor, without receiving voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors, or executive compensation matters, without receiving client voting instructions. A “broker non- vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received voting instructions from the beneficial owner. The proposal to approve the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023 is the only routine matter being voted on at the Annual Meeting and, therefore, is the only proposal that may be voted by your broker, bank or other nominee in its discretion without having received voting instructions from you.
Can I revoke my proxy or change my vote after I return my proxy?
Yes. Even after you submit a proxy, you may revoke your proxy or change your vote at any time before the proxy is exercised and vote cast at the Annual Meeting by:
•
delivering written notice to our transfer agent, Computershare, P.O. Box 505000, Louisville, KY 40233-5000, or via overnight delivery to Computershare, 462 South 4th St. Ste 1600, Louisville, KY 40202;

•
delivering written notice to the Corporate Secretary of United Fire Group, Inc. at P.O. Box 73909, Cedar Rapids, Iowa 52407-3909;

•
executing and delivering a later-dated proxy;

•
voting again by telephone or Internet;

•
appearing and voting in person at the Annual Meeting; or

•
attending virtually and voting during the Annual Meeting.

Attendance at the Annual Meeting, either in person or virtually, will not, by itself, revoke a previously granted proxy. If you hold your shares in street name, you may contact your broker, bank or other nominee for instructions as to how to revoke or change your vote.
Who pays for this proxy solicitation?
United Fire Group, Inc. will pay the expenses of this solicitation of proxies. Expenses may include reimbursement to brokerage firms and others of their cost for forwarding solicitation materials to beneficial owners. We have engaged Georgeson Inc. to assist with the solicitation of proxies for an estimated fee of $16,500 plus reimbursement for reasonable out-of-pocket costs and expenses for its services.
Does United Fire Group, Inc. deliver proxy materials electronically?
Yes. In accordance with the SEC’s “Notice and Access” rules, United Fire Group, Inc. mailed the Notice to shareholders beginning on or about April 4, 2023. The Notice describes the matters to be considered at the Annual Meeting and how shareholders may access the proxy materials over the Internet. It also provides instructions on how shareholders may vote their shares. If you received the Notice, you will not receive a printed version of the proxy materials unless you request one. If you would like to receive a printed version of the proxy materials, free of charge, please follow the instructions in the Notice.
What are the benefits of electronic delivery?
Electronic delivery reduces United Fire Group, Inc.’s printing and mailing costs as well as the environmental impact of the Annual Meeting. It is also a convenient way for you to receive your proxy materials and makes it easy to vote your shares over the Internet.
How may I obtain copies of United Fire Group, Inc.’s corporate governance documents?
The following documents are available free of charge to any shareholder who requests them by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Overview and then Governance Documents.

•
Anti-Hedging and Anti-Pledging Policy

•
Clawback Policy

•
Code of Ethics and Business Conduct

•
Corporate Governance Guidelines

•
Disclosure Policy

•
Committee Charters — Audit Committee, Compensation and Human Capital Committee, Executive Committee, Investment Committee, Nominating and Governance Committee and Risk Management Committee

In addition, copies of our Articles of Incorporation and Bylaws are available free of charge to any shareholder who requests them by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909. Our Articles of Incorporation and Bylaws are also available free of charge on the SEC’s EDGAR website at www.sec.gov.
Delivery of One Set of Annual Meeting Materials to Shareholders in a Single Residence
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports to shareholders with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to shareholders addressed to those shareholders. This process, commonly referred to as “householding,” provides cost savings for companies and helps to minimize the environmental impact of the Annual Meeting. We and some brokers household proxy materials and annual reports to shareholders unless contrary instructions have been received from the affected shareholders. Once you have received notice from us, your broker, or other designated intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate printed proxy statement and annual report to shareholders, notify us by calling our transfer agent at (877) 373-6374, or submit a written request via regular mail to Computershare, P.O. Box 505000, Louisville, KY 40233-5000, or via overnight delivery to Computershare, 462 South 4th St., Ste 1600, Louisville, KY 40202.
Shareholders who currently receive multiple copies of their proxy materials and would like to request householding should submit a written request to: Computershare Trust Company, N.A. at either address above.
Please include the Company’s name, United Fire Group, Inc., and your account number(s), in any correspondence regarding householding. Street name shareholders wishing to cancel or request householding of their proxy materials should contact their brokers directly.
Electronic Availability of Proxy Materials
Electronic versions of our Notice of the Annual Meeting, this Proxy Statement and 2022 Annual Report to Shareholders are available on our public website, http://ir.ufginsurance.com by selecting Financial Documents and then Annual Reports and Proxy. The information provided on our website is not part of this proxy statement and is not incorporated herein by this reference.

BOARD OF DIRECTORS
Our Board of Directors currently consists of 12 directors. The current membership includes: James W. Noyce (Chairman), Kyle D. Skogman (Vice Chairman), John-Paul E. Besong, Scott L. Carlton, Brenda K. Clancy, Christopher R. Drahozal, Matthew Foran, Mark A. Green, Kevin J. Leidwinger, Lura E. McBride, George D. Milligan and Susan E. Voss.
As previously announced, Mr. Skogman will retire from the Board of Directors effective immediately following the Annual Meeting, pursuant to the Company’s retirement age policy. Mr. Skogman has served on the Company’s Board of Directors since 2000 and the Company is grateful for his many years of dedicated service on the Board of Directors. Effective immediately following the Annual Meeting, the size of the Board of Directors will be reduced to 11 directors.
Corporate Governance
In order to promote the highest standards of management for the benefit of shareholders, our Board of Directors follows certain governance practices regarding how the Board of Directors conducts its business and fulfills its duties. United Fire Group, Inc.’s Corporate Governance Guidelines may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Overview and then Governance Documents. The following describes the governance practices used by the Board of Directors.
Board Size, Composition and Independence Determination
Our Board of Directors currently consists of 12 members, divided among three classes (Class A, Class B and Class C). Following the Annual Meeting, there will be 11 directors, with three directors in Class B and four directors in each of Classes A and C.
Mr. Noyce serves as the Chairman and Mr. Skogman serves as Vice Chairman. We do not intend to appoint a new Vice Chairman following Mr. Skogman’s retirement from the Board.
The Board of Directors requires a majority of our directors to be independent, as defined in the listing rules of The Nasdaq Global Select Market (“Nasdaq”). The Board of Directors determines director independence by applying the definition of independence contained in the applicable Nasdaq Listing Rules, both for purposes of Nasdaq’s rule requiring that a majority of the Board of Directors consist of independent directors and its rules requiring the Audit Committee, Nominating and Governance Committee and Compensation and Human Capital Committee (“Compensation Committee”) to be made up entirely of independent directors.
The Board of Directors has analyzed the independence of each director who served on the Board of Directors during 2022 and each director nominee and determined that 11 of our 12 existing directors are independent. All directors except Mr. Leidwinger, our President and CEO, are independent within the meaning of the Nasdaq Listing Rules. In addition, Randy Ramlo, our former President and CEO, served on the Board of Directors last year until his retirement in August 2022 and was not deemed independent under Nasdaq Listing Rules.
Qualifications, Skills and Diversity of Directors and Director Nominees
Our Nominating and Governance Committee, with input from our Chief Executive Officer, reviews and evaluates all director nominees, including incumbent nominees. The Nominating and Governance Committee and the Board of Directors seek qualified individuals who possess the minimum qualifications and the desirable qualities or skills described under the heading “Director Nomination Process” in this proxy statement.
All of our incumbent directors and nominees possess both the specific minimum qualifications and the desirable qualities or skills. The following charts reflect the qualifications, key skillsets and diversity of our nominees and continuing directors.

Director Qualifications and Experience	John Paul Besong	Scott Carlton	Brenda Clancy	Christopher Drahozal	Matthew Foran	Mark Green	Kevin Leidwinger	Lura McBride	George Milligan	James Noyce	Susan Voss
Academia & Education				X
Accounting		X	X							X
Actuarial										X
Senior Administration	X	X	X		X	X	X	X	X	X	X
Business Operations	X	X	X		X	X	X	X	X	X
Corporate Governance	X	X	X	X	X	X	X	X	X	X	X
Finance & Capital		X	X		X	X		X		X	X
Industry Service			X		X	X	X		X	X	X
Investment					X	X	X		X	X
Marketing					X	X	X	X
Regulatory & Government				X							X
Risk Management		X	X		X	X	X	X	X	X
Technology & Systems	X		X		X		X	X
Our directors provide an effective mix of experience and fresh perspective, as shown on the following charts reflecting information regarding our nominees and continuing directors.
Age
The average age is 60 as of April 4, 2023.
Independent
Tenure
The average tenure is 9.7 years.
Gender

Board Diversity Matrix
The table below provides certain highlights of the composition of our Board members as of April 4, 2023, with categories as set forth in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix
Total Number of Directors: 12
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	3	9	—	—
Demographic Background
African American or Black	—	1	—	—
White	3	8	—	—
Attendance at Director and Shareholder Meetings
The full Board of Directors met six times during 2022. All of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and each of the committees on which they served. Our Corporate Governance Guidelines require directors to attend our Annual Meeting. All directors serving at the time of the 2022 Annual Meeting of Shareholders attended that meeting, with the exception of Mr. Besong, who did not attend for medical reasons.
Director Retirement
According to our Bylaws, each director must submit his or her resignation from the Board of Directors no later than the first day of February after he or she reaches age 72, and such resignation must be effective no later than the next Annual Meeting. Pursuant to this policy, Mr. Skogman will be retiring from the Board of Directors effective as of the Annual Meeting.
Director Stock Ownership
We believe that non-employee directors should own and hold Company Common Stock to further align their interests and actions with the interests of our shareholders. Our Articles of Incorporation require that all of our directors own shares of Company Common Stock. The Board of Directors has adopted stock ownership guidelines indicating that each non-employee director should beneficially own at least 100 shares of Company Common Stock when he or she joins the Board of Directors and at least 5,000 shares of Company Common Stock within five years of first being elected to the Board of Directors. A non-employee director shall not sell any shares of Company Common Stock received as a result of an award: (a) if the non-employee director has not met the stock ownership requirement; or (b) if the sale would cause the ownership of the non-employee director to fall below the stock ownership requirement.
Current beneficial stock ownership for each director can be found in the table under “Security Ownership by Certain Beneficial Owners” in this proxy statement. All of our current directors comply with our stock ownership guidelines.
Board Leadership Structure
Our Board of Directors is led by an independent Chairman. We believe that this is the most appropriate leadership structure for our Board of Directors at this time because we recognize the benefits of separating the Chief Executive Officer and Chairman roles to provide for strong independent leadership of the Board of Directors while allowing the Chief Executive Officer to focus more completely on setting the strategic direction for our Company and providing day-to-day leadership.
Our Board of Directors does not have a formal policy requiring the positions of Chairman and Chief Executive Officer to be separate and may decide from time to time to change our approach based on what is in the best interest of the Company. Our Board of Directors strongly endorses the concept of an independent director being in a position to lead our independent directors. If at any time our Chairman is not an independent director, the independent directors serving at that time will elect an independent director to serve as lead director.

Our independent Chairman is responsible for the effective functioning of the Board of Directors and generally has the following duties:
•
Provide guidance to our Chief Executive Officer and facilitate effective communication and relationships between the Board of Directors and management;

•
Set agendas for Board of Directors meetings and take steps to ensure that the Board of Directors is receiving accurate and timely information on matters relevant to their duties;

•
Preside at all shareholder and director meetings; and

•
Speak on behalf of the Board of Directors when necessary or appropriate.

The Board of Directors has six standing committees: an Audit Committee, Compensation Committee, Executive Committee, Investment Committee, Nominating and Governance Committee and Risk Management Committee. Only independent directors may serve on the Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee is governed by a written charter that is reviewed and approved annually by the applicable committee, the Nominating and Governance Committee, and the full Board of Directors. All committee charters are available for review either on our public website, http://ir.ufginsurance.com by selecting Overview and then Governance Documents, or in paper form upon written request to: United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
Risk Oversight by the Board of Directors
The Risk Management Committee’s charter requires it to assist the Board of Directors in identifying and evaluating risks inherent in our business and to oversee and review the significant policies, procedures, and practices employed to manage risks. Enterprise Risk Management (“ERM”) is a methodology that helps us assess and manage our overall exposure to risk. In addition to our Risk Management Committee, we have an executive enterprise risk management committee (“executive ERM committee”) that includes our President & Chief Executive Officer, Executive Vice President & Chief Financial Officer, Executive Vice President & Chief Operating Officer, Vice President & Chief Investment and Strategy Officer, Vice President & Chief Claims Officer, Vice President & Chief Legal Officer, Vice President — Corporate Marketing, Vice President & Chief Technology Officer, Vice President & Chief Underwriting Officer, Director of Internal Audit, and Corporate Safety Manager.
The executive ERM committee meets independently of the Risk Management Committee, with representatives from the Risk Management Committee in attendance. Members of the executive ERM committee are invited to attend and participate in meetings of the Risk Management Committee. During 2022, the executive ERM committee met on a quarterly basis to implement risk management strategies. During its meetings, the executive ERM committee discusses the risks that our Company faces and the controls that are in place to mitigate those risks, and identifies potential additional risks.
Collectively, the Risk Management Committee and the executive ERM committee have identified two broad categories of risks faced by our Company: insurance risk and operational risk. We employ a multi- disciplinary approach to risk identification and evaluation, analyzing risk from the point of view of claims, underwriting, finance, and investments. Types of insurance risks generally include, but are not limited to, those risks associated with catastrophes, loss reserving practices, underwriting practices, policy pricing, geographical concentrations of property insured, competition and business mix. Types of operational risks we face generally include, but are not limited to, those risks associated with the diversification and quality of our investments, information technology and cybersecurity, regulatory and legal compliance, business continuity planning, executive succession planning and the application of accounting policies and procedures.
ERM issues are also discussed during quarterly meetings of our full Board of Directors, where directors are updated on ERM issues and the ongoing efforts of the executive ERM committee and our Risk Management Committee. The work of our executive ERM committee, in conjunction with the Risk Management Committee and the Board of Directors, has led to the development of new tools, such as the CATography Underwriter™ tool, designed to aid in the evaluation and mitigation of our Company’s business risks.

The Risk Management Committee also reviews and evaluates the Company’s identification, assessment and management of risks associated with environmental, social and governance (“ESG”) matters, including but not limited to climate change and ESG-related emerging risks.
Cybersecurity risk oversight is a focus area of our Risk Management Committee and the full Board. Our Chief Technology Officer provides quarterly updates with the Risk Management Committee and shares the findings of information security program reviews and responses with the full Board. Further, outside advisors are periodically invited to join meetings to provide relevant cyber updates. As part of our efforts to manage our cybersecurity risks, we have engaged an independent firm to assist with conducting penetration tests and provide advice on our information security program. The Company has made ongoing continuous improvements to all aspects of the Information Security Program; specifically in the implementation of secure remote access solutions with Multifactor Authentication, next-generation endpoint detection and remediation, cloud-based security controls, automated scanning and outside validation of security controls. Additionally, we require employees to complete cybersecurity training at least annually. When a specific cyber threat is identified, we may create additional trainings with targeted content for our employees.
In addition, certain Board committees oversee risk within their respective areas of responsibility. For example, the Audit Committee has been charged with primary oversight of financial, accounting and securities related risks, and the Compensation Committee oversees the risks associated with the Company’s compensation policies and practices, including conducting an annual risk assessment of such policies and practices. Together with the Audit Committee, the Compensation Committee has concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Clawback Policy
To further align management’s interests with the interest of shareholders and support good governance practices, the Board of Directors has adopted a Clawback Policy applicable to incentive-based compensation to executive officers. In the event the Company is required to prepare an accounting restatement due to errors, omissions or fraud, the Board of Directors may direct the Company to recover from each of the executive officers the excess value received from any incentive award over the value actually earned based on the restated performance. We are in the process of revising our Clawback Policy in accordance with recently adopted final rules under the Dodd-Frank Act and Nasdaq Listing Rules. Our Clawback Policy may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Overview, then Governance Documents and then Clawback Policy.
Anti-Hedging and Anti-Pledging Policy
Our policies do not permit our directors or executive officers, including our named executive officers or employees, to “hedge” their ownership by: (a) trading in publicly-traded options, puts, calls, or other derivative instruments related to the Company’s equity or debt securities; or (b) purchasing financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company. In addition, directors and officers are not permitted to hold securities of the Company in margin accounts or to pledge securities of the Company as collateral for loans. Our Anti-Hedging Policy may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Investors, then Overview, then Governance Documents and then Anti-Hedging Policy.
Code of Ethics
Our Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all of our officers, directors, and employees and is reviewed annually by our Nominating and Governance Committee. United Fire Group, Inc.’s Code of Ethics and Business Conduct may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909,

or on our public website, http://ir.ufginsurance.com by selecting Overview, then Governance Documents and then Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct sets forth certain expectations of business conduct and identifies various violations of the code and establishes procedures regarding the reporting of such violations. We intend to include on our website information about any amendments to, or waivers from, a provision of the Code of Ethics and Business Conduct that apply to our principal executive officer, principal financial officer, principal accounting officer or controller.
Board Effectiveness Assessment and Evaluation Process
Our Nominating and Governance Committee conducts an annual survey of the directors to assess the effectiveness of our Board of Directors. The Nominating and Governance Committee reviews and considers the results of the survey, reports its findings to the Board of Directors and addresses any areas of concern. The committee also makes recommendations to the Board of Directors regarding our corporate governance practices. All standing committees of our Board of Directors also conduct annual self-assessments and report such self-assessments to the Board of Directors.
Director Compensation
We have designed the compensation of our non-employee directors to attract and retain qualified directors and to align directors’ interests with the interests of our shareholders. See “Director Compensation” in this proxy statement for a description of our directors’ compensation program and the fees paid to our non- employee directors during 2022.
Executive Sessions of Independent Directors
The independent directors meet in executive session following each meeting of the Board of Directors. The Chairman of the Board presides at meetings of the independent directors. These sessions allow the independent directors to discuss topics without management present. Four executive sessions were held in 2022.
Access to Management and Independent Advisers
The independent directors have access to management and, as necessary and appropriate, to independent advisers.
ESG Initiatives and Oversight
We recognize that our internal and external stakeholders are increasingly focused on our approach to corporate responsibility, including environmental, social, and governance (ESG) matters. In response, United Fire Group, Inc. has implemented a cross-functional approach to ensure human capital initiatives and sustainability matters are incorporated into our core business operations and our strategic plan.
As outlined below, the United Fire Group, Inc. ESG Management Committee was productive in 2022. The ESG Management Committee is a cross-functional team of leaders who are dedicated to the oversight of sustainability, corporate social responsibility, health and safety, and human capital concerns, as well as cultivating an ESG-focused culture. We understand that prioritizing our people and the planet is critical to our ability to deliver on our promise of value to our stakeholders. We have formally classified the impact of inattention to ESG initiatives as a material emerging risk to our financial and reputational success.
In addition to engaging our leaders in ESG initiatives, the Board of Directors also evaluates and oversees risks related to ESG matters, and has revised the committee charters to reflect these additional responsibilities. Our Nominating and Corporate Governance Committee oversees our ESG policies and practices generally, and reviews our voluntary ESG disclosures, goals and metrics that we provide. The Audit Committee, in its oversight of financial risk exposures, internal controls and financial reporting, reviews policies, processes, and internal controls for collecting ESG data to ensure disclosures containing ESG data are accurate, reliable, and consistent. The Compensation Committee oversees our human capital management and diversity, equity and inclusion initiatives and corporate culture matters, and also reviews and approves our human rights and diversity, equity and inclusion policies. The Investment Committee reviews risks related to our investment portfolio, with oversight of any responsible investment strategies and associated risks (in consultation with the Risk Management Committee). The Risk Management Committee reviews and evaluates the Company’s identification, assessment and management of risks associated with ESG matters, including but not limited to climate change and ESG-related emerging risks, as well as coordinates with other committees of the Board of Directors on ESG risks specific to such committee’s area of oversight.
During 2022 and early 2023, highlights of our ESG initiatives and achievements included:
Environmental
•
Published Inaugural TCFD Report:   In November 2022, we published our inaugural disclosure aligned with the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD). The comprehensive TCFD report details the Company’s cross-functional approach designed to ensure that sustainability matters — including climate change — are incorporated into our core business operations and strategic plan.

•
Responsible Scaling of Corporate Real Estate:   Having embraced flexible work arrangements, we have seized the opportunity to right-size our real estate footprint to better and more sustainably accommodate our workforce. In 2022, we sold our 41,000 square feet Rocklin office building and entered into a lease for 12,387 square feet in a nearby corporate center; sold our unused building in Cedar Rapids (18,400 square feet); and subleased half of our 46,068 square feet Houston office location.

•
Launched UFGreen Team:   In 2022, a team of our employees who are passionate about sustainability formed the UFGreen Team to identify and implement environmental improvements in our operations and promote a culture of sustainability.

•
Net-Zero Waste Initiative:   The UFGreen Team launched a net-zero waste program across the Cedar Rapids campus in July 2022, aimed at diverting 20 tons of landfill-bound trash generated annually from office buildings by July 2024. Employees can discard waste in designated composting, recycling, or trash-to-energy bins.

•
Decreased Plastic Waste:   The UFGreen Team is dedicated to sustainability practices in UFG facilities. The UFGreen Team leads our effort to reduce usage of plastic water bottles through installation of water filling stations in our offices.

•
Pursuit of WELL Building Certification:   We initiated efforts to achieve WELL v2 Platinum building certification. WELL certification through the International WELL Building Institute is a vehicle for organizations to deliver more thoughtful and intentional spaces that enhance health and well-being. This journey includes a set of strategies — backed by scientific research — that aim to advance health and well-being through design interventions and operational protocols and policies. Certification efforts focused on the following 10 core concepts commenced in 2022: air, movement, water, thermal comfort, sound, nourishment, materials, light, community, and mind.

•
Continued Promotion of Portfolio Diversification to Reduce CAT exposure:   We controlled our direct insurance exposures in regions that are prone to naturally occurring catastrophic events through a combination of geographic diversification, restrictions on the amount and location of new business production in such regions, and reinsurance. We regularly assess our concentration of risk exposures in natural catastrophe exposed areas. We evaluated strategies and underwriting standards to manage these exposures through individual risk selection, subject to regulatory constraints, and through the purchase of catastrophe reinsurance coverage.

•
Implementation of E-Billing for Panel Counsel:   In 2022, we implemented an e-billing platform for the electronic submission of invoices by panel counsel, thereby substantially reducing the volume of paper bills regularly generated by law firms acting on behalf of our insureds.

Social
•
Expansion of Employee Resource Groups:   In January 2023, we expanded our employee resource groups offerings to add UFG Pride Alliance, a resource for support, education and celebration for those who identify with or who are allies of the LGBTQIA+ community. UFG Pride Alliance is the fourth UFG employee resource group, joining Multicultural, EPIC Women’s Forum, and Wellness, through which we offer education, events and opportunities for engagement.
•
Enhanced Employee Engagement and Accountability:   We conduct quarterly Pulse engagement surveys designed to provide management with actionable insights into employee well-being and sense of inclusion. A Pulse survey asks employees to rate their current satisfaction and engagement levels with their role and the workplace. Summary results are publicized to employees via the “Pulse Promise” dashboard on the company intranet. In the fourth quarter of 2022, 797 employees (72%) participated in the survey. The Company’s overall Pulse score was 4.1 out of 5.

•
Creation of Ombuds Office:   We established an Ombuds Office, where employees can confidentially, impartially, informally and independently discuss workplace conflicts or concerns.

•
Implementation of a Comprehensive Whistleblower Hotline:   We improved upon our prior ethics and compliance hotline capabilities to confidentially receive and triage ethics complaints via toll-free phone number or online portal. The enhanced hotline includes translation services, allowing internal and external reporters to submit complaints in their preferred language.

•
Focus on Flexible Work Arrangements:   We offer employees flexible work arrangements, which allow them to work remotely, in the office, or a hybrid arrangement, along with allowing for variable work schedules, with supervisor approval. We are committed to ensuring all employees enjoy a rich career journey with a strong sense of inclusiveness, regardless of where they work.

•
Increase in Gender Diversity of Senior Leadership:   In January 2023, the gender diversity of the Company’s senior leadership team improved with the hiring of female candidates in the positions of EVP & Chief Operating Officer and VP & Director of Business Enablement. These key hires improved the percentage of females in senior leadership from 21% to 33% as of January 31, 2023.

•
Expanded Wellness Offerings:   We are committed to promoting the holistic wellness of all of our employees. We maintain wellness centers at our Cedar Rapids, Denver and Houston metropolitan area offices, as well as provide weekly wellness webinars, an enterprise-wide resiliency program, a wellness reward system for health insurance premium discounts, mental health resources, and access to virtual fitness, weight loss, nutrition, and mindfulness classes.

•
Addition of a Well-being Day:   We added an additional day of paid time off for each employee to dedicate to their individual physical, mental or emotional well-being.

•
Commitment to Community Service:   In 2022, our employees dedicated 2,880 hours to their communities, an increase of nearly 2,000 recorded hours from 2021. We provide a benefit of 16 hours of paid time off to each employee each year to participate in community service activities.

•
Robust Training Offerings:   Through our Learning and Knowledge team, we identify the training needs of employees, plan individual training measures with our employees, set detailed training targets (such as learning hours per employee per quarter, and total learning hours per quarter for the enterprise), and evaluate the effectiveness of training through course evaluations. We offer a catalog featuring over 1,100 in-person and virtual training courses. In 2022, our employees completed over 30,000 learning hours, which represents an increase of about 12,500 hours compared to 2021. The Compensation Committee receives quarterly updates on our progress relative to employee training targets, and the expansion of course offerings.

•
Transformation of Leadership Development:   In 2022, we transformed our leadership development efforts with the launch of UFG’s Emerging Leadership Development Program (“LDP”). LDP is an intensive leadership program dedicated to employees who informally lead, coach and mentor others, with the goal of organically developing the Company’s future formal leaders.

•
Diversity, Equity & Inclusion (DE&I) Program Review:   In March 2023, we engaged a third-party consultant to facilitate a comprehensive review of our DE&I Program and provide recommendations for enhancements.

Governance
•
Vendor Management:   In conducting due diligence on our vendors, we consider a number of risk factors prior to a vendor’s appointment. These considerations include, but are not limited to, each vendor’s financial stability; anti-money laundering, bribery and corruption compliance; economic sanctions compliance; business continuity arrangements; and assessment of the vendor’s operation against international best-practice standards for health and safety, environmental management, labor relations, human rights performance, diversity, and governance and accountability.
In addition to these initiatives, we have established the following ESG priorities for 2023:
Environmental
•
Develop a Comprehensive Environmental Policy:   We intend to develop and disclose a comprehensive enterprise-level environmental policy.

•
Develop an Actionable Climate Change Strategy:   We intend to develop a comprehensive climate change statement and strategy to complement our Net-Zero Waste Initiative. Our climate change statement and strategy will address multiple scenarios for the impact of climate change risks and opportunities related to our business, including our operations, product and service offerings, and investments in the short, medium, and long term.

•
Quantify Greenhouse Gas (“GHG”) Emissions:   We intend to quantify and disclose our total Direct GHG emissions and total Scope 2 GHG emissions, as well as identify and disclose GHG emissions reduction targets, and our performance against those targets. Upon quantifying our GHG emissions, we further intend to engage an independent third party to verify our findings.

•
Disclose Low Carbon Investments:   We intend to disclose our investments in low carbon opportunities and formalize our strategy relative to investing in the fossil fuel sector.

•
Further Scaling of Corporate Real Estate:   In 2023, we intend to lease out at least 28,000 square feet at our corporate headquarters in Cedar Rapids and facilitate the prospective tenant’s participation in our Net-Zero Waste Initiative.

Social
•
Vendor Code of Conduct:   In 2023, we intend to formalize a Vendor Code of Conduct to address and audit systemic risks in the supply chain. The Vendor Code of Conduct will articulate, among other things, our standards on suppliers’ performance concerning human rights, including human trafficking and slavery, prohibitions on the use of child or forced labor, collective bargaining, and working hours[, and our methods of enforcing the policy]. The Vendor Code of Conduct will also address policies and practices used to promote economic inclusion and the consideration of ESG and DE&I factors in the selection of vendors.

•
Occupational Health & Safety:   We intend to formalize our commitment to the health and safety of our workforce and suppliers in our facilities and operations by developing a policy addressing occupational health and safety and disclosing quantitative information concerning our performance on occupational health and safety measures.

•
Labor Policies:   In 2023, we intend to formalize our labor rights policy, as well as reaffirming our commitment to providing a fair wage for our employees.

•
Cyber Security:   We understand the critical importance of cyber security and intend to disclose information on management’s approach to identifying and addressing data security risks.

For more information, refer to our website, www.ufginsurance.com under the heading “Investors” and then “Overview,” as well as under the heading “About UFG” and then “Corporate responsibility.” Many of these ESG-related efforts are also discussed in our most recent Annual Report on Form 10-K/A.

Committees of the Board
The current membership of the six standing committees of the Board of Directors is shown in the following table:
Director Name	Audit Committee	Compensation Committee	Executive Committee	Investment Committee	Nominating and Governance Committee	Risk Management Committee
Executive Director
Kevin J. Leidwinger			M	M		M
Independent Directors
John-Paul E. Besong	M					M
Scott L. Carlton	M, F	M		C
Brenda K. Clancy	C, F	M	M
Christopher R. Drahozal	M		M			C
Matthew Foran				M		M
Mark A. Green		M				M
Lura E. McBride		M			M	M
George D. Milligan	M		M	M	C
James W. Noyce, Chairman of the Board	M, F	M	C		M
Kyle D. Skogman, Vice Chair of the Board	M		M	M	M
Susan E. Voss		C		M		M

M = Member | C = Chair | F = Audit Committee Financial Expert.
Audit Committee
We have a separately designated standing Audit Committee, as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is governed by a charter, which requires that each member of the Audit Committee be an independent director. All of the members of the Audit Committee are independent under the Nasdaq Listing Rules, applicable law and the applicable rules and regulations of the SEC, including Section 10A(m)(3) of the Exchange Act. The Board of Directors has determined that Messrs. Carlton and Noyce and Ms. Clancy each possess the skills necessary to qualify as audit committee financial experts as defined by Item 407(d)(5) of Regulation S-K under the Exchange Act.
The Audit Committee is directly responsible for the appointment, compensation and retention (or termination) of our independent registered public accounting firm. The Audit Committee is also responsible for oversight of our internal audit function. The Audit Committee seeks to maintain free and open communications between the directors, the independent registered public accounting firm, the internal auditor and management. Other duties consist of reviewing recommendations by the internal auditor and the independent registered public accounting firm on accounting matters and internal controls; advising the Board of Directors on the scope of audits; reviewing our annual Consolidated Financial Statements and the accounting standards and principles followed; and, if necessary, conducting independent inquiries. The Audit Committee also reviews policies, processes, and internal controls for collecting ESG data. The Audit Committee met eight times during 2022, including one time in a joint session with the Risk Management Committee, four special disclosure meetings and one closing meeting.
Compensation Committee
All of the members of our Compensation Committee are independent under the Nasdaq Listing Rules, applicable law, and the applicable rules and regulations of the SEC, including Section 10C(a) of the Exchange

Act. No Compensation Committee member is an employee or former employee of our Company, its subsidiaries or affiliates. With the exception of compensation for his or her service on the Board of Directors, no Compensation Committee member received any consulting, advisory, or other compensatory fee from us. No Compensation Committee member had any relationship that, in the opinion of the directors, would interfere with his or her exercise of independent judgment as a member of the committee.
Compensation Committee Interlocks and Insider Participation
During 2022, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer(s) served on our Board of Directors or Compensation Committee. No Compensation Committee member had any relationship requiring disclosure under the heading “Transactions with Related Persons” in this proxy statement.
Responsibilities and Authority
The role of the Compensation Committee is to assist the Board of Directors in satisfying its responsibilities relating to the compensation of our senior executive officers and directors as well as the review of our human capital management practices. The Compensation Committee oversees all aspects of the compensation of our executive officers and directors, including our director and management equity plans and deferred compensation plans, and other management incentive compensation programs. In overseeing those plans, the Compensation Committee may delegate authority to Company officers for day-to-day plan administration and interpretation. Management provides information to assist the committee regarding participation and award levels in the management plans. The Compensation Committee may not delegate authority for matters affecting the executive officers. The Compensation Committee’s primary processes with respect to compensation of our named executive officers can be found under the heading “Compensation Discussion and Analysis” in this proxy statement. During 2022, the Compensation Committee engaged the services of Frederic W. Cook & Co. (“FW Cook”) as its independent outside compensation consultant to provide advice on executive and director compensation matters. For a discussion of the specific services provided by FW Cook, see the Compensation Discussion and Analysis in this proxy statement. The Compensation Committee also oversees the Company’s policies, processes and practices relating to human capital matters, such as executive development, talent management, workforce diversity, equity and inclusion programs, and workplace environment and corporate culture. The Compensation Committee met six times during 2022.
Executive Committee
The Executive Committee meets during the intervals between Board of Directors’ meetings and has the right and authority to exercise the full powers of our Board of Directors, except where limited by law, or where responsibility and authority is reserved to the Board of Directors or vested in another committee of the Board of Directors. This committee also meets regularly with our Chief Executive Officer, participates with management in the development of our strategic initiatives, and monitors the implementation of these initiatives. In addition, the Executive Committee provides regular advice and counsel to management. The Executive Committee met four times during 2022.
Investment Committee
The Investment Committee develops and oversees the Investment Policies and Acquisition/Holding Investment Practices of the Company and its subsidiaries. In addition, it reviews the Company’s investments and the quality and performance of, and the risks related to, the Company’s investment portfolios. The Investment Committee meets regularly with our Chief Investment Officer and his staff. The Investment Committee met four times during 2022.
Risk Management Committee
For a description of responsibilities and activities of the Risk Management Committee, see “Risk Oversight by the Board of Directors” in this proxy statement. During 2022, the Risk Management Committee met four times as a committee, including one time in a joint session with the Audit Committee.

Nominating and Governance Committee
All of the members of our Nominating and Governance Committee are independent under the Nasdaq Listing Rules and the applicable rules and regulations of the SEC. The Nominating and Governance Committee is responsible for reviewing all director nominees, including incumbents, and making recommendations of nominees to the entire Board of Directors. The committee is also responsible for assessing and reporting on nominee qualifications, making assessments of director independence, identifying and reviewing related person transactions, and other matters, including director education and succession planning. The Nominating and Governance Committee also oversees and provides input regarding the Company’s policies, strategies, programs and any goals that may be established from time to time related to ESG matters, as well as any public disclosures relating thereto. The Nominating and Governance Committee met four times during 2022.
Director Nomination Process
The Nominating and Governance Committee has adopted a written policy with regard to the consideration of director candidates, including candidates recommended by shareholders. The Nominating and Governance Committee evaluates candidates recommended by shareholders in the same manner as it evaluates other candidates. The committee seeks candidates with the following minimum qualifications:
•
Each candidate must be prepared to represent the best interests of all of our shareholders and not just one particular constituency.

•
Each candidate must be an individual who has demonstrated integrity and ethics in the candidate’s personal, business, and professional life and has an established record of business and professional accomplishment.

•
Neither the candidate nor the candidate’s family members (as defined in the Nasdaq Listing Rules), affiliates or associates (as defined in Rule 405 promulgated under the Securities Act of 1933) shall have any material personal, financial, or professional interest in any present or potential competitor of ours.

•
Each candidate must, as a director, agree to participate fully in Board of Directors activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board of Directors and the committee(s) of which he or she is a member and not have other personal, business or professional commitments that would interfere with or limit his or her ability to do so.

•
Our Articles of Incorporation require that every director is also a shareholder. Each candidate must be willing to make, and financially capable of making, an investment in Company Common Stock as required by the non-employee director stock ownership guidelines adopted by our Board of Directors.

The Nominating and Governance Committee considers it very desirable for candidates to possess the following qualities or skills:
•
Each candidate should contribute to the Board of Directors’ overall diversity, which is broadly construed to mean a variety of opinions, perspectives, personal experience, business experience, professional experience, and backgrounds (such as gender, race, and ethnicity), as well as other differentiating characteristics.

•
Each candidate should contribute positively to the existing chemistry and collaborative culture among the directors.

•
Each candidate should possess professional, business and personal experience and expertise relevant to the Company’s business. In this regard, the Nominating and Governance Committee will consider financial, management and business background, personal and educational background and experience, community leadership, independence and other qualifications, attributes and potential contributions.

The Nominating and Governance Committee identifies and screens director candidates and makes its recommendations for directors to the Board of Directors. The Nominating and Governance Committee selects and recommends each candidate to the Board of Directors each year based on its assessment of, among other things:
•
the candidate’s personal qualifications as discussed above;

•
the past and potential contributions of our current directors, and the value of continuity and prior experience on our Board of Directors;

•
the need for a director to possess particular attributes or particular experience or expertise; and

•
other factors that it considers relevant, including any specific qualifications the Nominating and Governance Committee adopts from time to time.

Any shareholder may recommend a person to be considered as a candidate or nominate one or more persons for election as a director of our Company. A shareholder who desires to make such a recommendation must comply with the same requirements applicable to director nominations set forth in Sections 8 and 9 of Article I of our Bylaws. Our Board of Directors encourages shareholders who wish to recommend candidates to the Nominating and Governance Committee to send their recommendations in writing addressed to the Nominating and Governance Committee, United Fire Group, Inc., Attn: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909 using the procedures discussed below.
Transactions with Related Persons
The Nominating and Governance Committee follows a written policy relating to transactions involving United Fire Group, Inc. and any “related person,” as that term is defined in Item 404 of Regulation S-K under the Exchange Act. The policy sets forth our position and procedures with respect to review and approval or ratification of related person transactions. A related person transaction is defined in Item 404 of Regulation S-K under the Exchange Act to mean any transaction or series of transactions with the Company in which any related person had, has or will have a direct or indirect material interest and the amount involved exceeds $120,000. The policy requires the Nominating and Governance Committee (or the Board of Directors upon referral by the committee) to approve or ratify any related person transactions. Related person transactions are approved or ratified only if they are determined to be in, or not inconsistent with, United Fire Group, Inc.’s best interests. The following transactions are not considered related party transactions: compensation or employment relationships required to be disclosed pursuant to Item 402 of Regulation S-K; relationships that arise only due to that person’s position as a director of another entity or due to ownership of less than 10% of another entity, or both; standard insurance agency contracts, provided the agency contracts are on the same terms as are offered to agencies unrelated to us; and insurance products issued by us or a subsidiary to a related person, provided such products are issued on the same terms as such products are offered to the public.
Pursuant to the policy, the Nominating and Governance Committee gathers information from management and directors to determine what transactions it must review, coordinates with management to monitor for potential related person transactions, and reviews all transactions that could be considered to be a transaction with a related person. The Nominating and Governance Committee does not review transactions in the normal course of business unless the transaction involves an amount in excess of $120,000. Except for pre-approved transactions, the Nominating and Governance Committee reviews all transactions that are not in the ordinary course of business that would be required to be reported under Item 404 of Regulation S-K if the amount involved exceeded $120,000.
There were no related person transactions since the beginning of 2022 and there are no such currently proposed transactions.
Communicating with the Board of Directors
United Fire Group, Inc. has adopted a process for communicating with our Board of Directors or individual directors. To communicate with our Board of Directors or individual directors regarding issues of concern to or about our Company, access ethicshotline.ufginsurance.com, call toll free by telephone at 1-800-461-9330, or write to our Audit Committee at United Fire Group, Inc., Attn: Audit Committee

Chair — Confidential, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909. Our Chief Legal Officer and Corporate Secretary, Sarah E. Madsen, and Audit Committee Chair, Brenda K. Clancy, are responsible for reviewing and reporting such communications to our Board of Directors and individual directors. If requested, and to the extent possible, all communications with our Board of Directors are kept strictly confidential.
Shareholder Proposals and Director Nominations for the 2024 Annual Meeting
To be eligible for inclusion in the proxy materials for the annual meeting of shareholders in 2024 (the “2024 Annual Meeting”), a shareholder proposal must be received by our Corporate Secretary by the close of business on December 6, 2023. All proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals must be delivered to our Corporate Secretary at United Fire Group, Inc., Attn: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
Any shareholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at our 2024 Annual Meeting, or any director nomination for our 2024 Annual Meeting, must be received at our principal executive offices no earlier than the close of business on December 19, 2023 and no later than the close of business on January 18, 2024. Proposals and nominations must be delivered to our Chairman at United Fire Group, Inc., Attn: Chairman of the Board, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
According to our Articles of Incorporation, minority shareholders who collectively hold at least one-fifth of our outstanding Company Common Stock are entitled to nominate a proportionate number of directors as set forth in Article VII, Section 1(e) of our Articles of Incorporation. Shareholders nominating directors pursuant to this provision must also comply with the provisions of our Bylaws governing director nominations.
In addition to satisfying the requirements regarding director nominations in our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2024
Other Matters
Management knows of no other matters that will be brought before the meeting, but if other matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

PROPOSAL ONE — ELECTION OF DIRECTORS
Our Articles of Incorporation require that our Board of Directors be divided into three classes, A, B and C, with one class elected at each Annual Meeting. The Board of Directors must consist of no more than fifteen and no less than nine members, with the exact number fixed by the Board of Directors. The membership of our Board of Directors is currently fixed at 12, divided among three classes (Class A, Class B and Class C). Mr. Skogman will not be standing for re-election at the Annual Meeting. Following the Annual Meeting, there will be 11 directors, with three directors in Class B and four directors in each of Classes A and C.
The four individuals identified as continuing Class A directors have, upon the recommendation of the Nominating and Governance Committee, been nominated for election to our Board of Directors at this year’s Annual Meeting.
Director Nominees
Directors (Class A) — Terms Expiring in 2023
Scott L. Carlton Age 54 Director since 2012
Mr. Carlton has a strong international business background and extensive experience within the finance and accounting functions in a global public company. He is currently the President of Tokai Carbon GE LLC, the US subsidiary of Tokai Carbon, a global leader in carbon-based materials, a position he has held since 2017. Prior to this position, Mr. Carlton was the President of SGL Carbon LLC ( “SGL Carbon”) for 10 years, leading the U.S. companies of SGL Carbon, a leading worldwide manufacturer of carbon-based products. From 2002 until 2007, Mr. Carlton served as Vice President of Finance and Controlling for the largest business unit of SGL Carbon, and in that capacity was responsible for the controlling, finance and accounting functions. Since beginning his career with SGL Carbon in 1994, Mr. Carlton has worked in a variety of accounting and financial positions at various locations within and outside of the U.S. Mr. Carlton holds a bachelor’s degree in financial management, a masters of business administration degree from the University of North Carolina Charlotte, and completed the Senior Executive Education Program at the London Business School. Mr. Carlton also has insurance experience on both a domestic and international scale. He has also served as director in the Carolinas chapter of the National Association of Corporate Directors (“NACD”). He is a registered NACD Certified Director, as well as a Governance Fellow and an audit committee financial expert. He also serves on the board of E4 Carolinas of Charlotte, North Carolina as Treasurer. Mr. Carlton is a first cousin by marriage to Mr. Drahozal, another director of the Company.

Brenda K. Clancy Age 68 Director since 2016
Ms. Clancy has a wealth of valuable experience in the insurance industry, having most recently served as the Global Chief Technology Officer for AEGON N.V. (“AEGON”) (2013-2016), which is a multinational life insurance, pensions and asset management company headquartered in The Hague, Netherlands. AEGON is a parent company of Transamerica Corporation, an American holding company for various life insurance companies and investment firms doing business primarily in the United States, offering life and supplemental health insurance, investments, and retirement services. Throughout her 40-year career with AEGON, Ms. Clancy held numerous financial leadership positions including President of Transamerica Life Insurance Company (2008-2016), Executive Vice President and Chief Operating Officer of Transamerica Life Insurance Company (2004-2008), Senior Vice President, Information & Finance and Treasurer of Life Investors Insurance Co. of America (1997-2004), and Vice President and Controller of Life Investors Insurance Co. of America (1992-1997). She was actively involved in all major acquisitions, strategy development, change initiatives and business integration. Ms. Clancy served as a Director for UnityPoint Health, a nonprofit healthcare organization operating in Iowa, Illinois and Wisconsin until December 31, 2022. She is also an audit committee financial expert.

Kevin J. Leidwinger Age 59 Director since 2022
Mr. Leidwinger became our President and Chief Executive Officer in August 2022 after more than 30 years in the insurance industry. He previously served as President and Chief Operating Officer of CNA Commercial, a property and casualty business insurance company from June 2015 to April 2022. He also spent many years with Chubb Commercial Insurance, where he served in casualty, liability and underwriting management roles. Mr. Leidwinger served as Director of National Council on Compensation Insurance, Inc. (NCCI) and NCCI Holdings, Inc. from May 2018 to April 2022, and has served as Director of 2001 Development Corporation since September 2022. Mr. Leidwinger received an undergraduate degree from Dickinson College.

Susan E. Voss Age 67 Director since 2014
Ms. Voss joined American Enterprise Group, Inc. as its Vice President and General Counsel in November 2013. Headquartered in Des Moines, Iowa, American Enterprise Group provides personal and customized health and life insurance solutions for individuals, families and small business owners. In 2019, Voss became VP of Government Relations and retired December 31, 2019. Prior to joining American Enterprise Group, Inc., Ms. Voss founded her own consulting firm in 2013, Voss Consulting, LLC, which provides consulting and expert witness services in the areas of insurance and financial product regulation and compliance issues. Before Voss Consulting, Ms. Voss worked in Iowa state government for 31 years, the last 20 of which were spent with the Iowa Insurance Division. In 2005 she was appointed by then-Governor Tom Vilsack to serve as Iowa Insurance Commissioner, a position she held until 2013. Ms. Voss was elected by her peers as an officer of the National Association of Insurance Commissioners (“NAIC”) in 2007 and served as its President in 2011. During her time as Iowa Insurance Commissioner and her tenure with the NAIC, Ms. Voss served on a number of NAIC committees including: Market Conduct and Regulation Committee (which she chaired from 2005 to 2006), the Principles-Based Reserving Working Group (which she chaired in 2012), International Insurance Committee (which she chaired in 2012), Life and Annuities Committee, Financial Condition Committee and Financial Regulation Standards and Accreditation Committee. Ms. Voss is also a member of the Board of Directors for NCCI-the National Council of Compensation Insurers and Everlake Life Insurance Company. Ms. Voss brings regulatory and compliance expertise to the Board of Directors.

Vote Required and Board Recommendation
Directors in uncontested elections are elected by a majority vote of the shares, represented either in person or by proxy, and entitled to vote in the election at the Annual Meeting at which a quorum is present. In tabulating the voting results for the election of directors, “FOR” votes are counted in favor of the election of a director, and “AGAINST” votes are counted against the election of a director. Abstentions will have the same effect as a vote against the director.
The Board of Directors recommends a vote FOR the election to the Board of each of the four director nominees identified in this proxy statement.

Continuing Directors
The following individuals are continuing members of our Board of Directors who are not up for election at the Annual Meeting.
Directors (Class B) — Terms Expiring in 2025
John-Paul E. Besong Age 69 Director since 2013
Mr. Besong has a strong technical, business and management background with a distinguished management career as an officer and information technology expert of a Fortune 500 company. Mr. Besong previously held the position of Senior Vice President of e-Business and Chief Information Officer for Rockwell Collins, a Fortune 500 company based in Cedar Rapids, Iowa, that provides aviation electronics for both commercial and military aircraft. He was appointed Senior Vice President and Chief Information Officer in 2003, serving until 2015. Since 2015, Mr. Besong has served as a director of QCR Holdings, Inc. of Moline, Illinois, a multi-bank holding company. Mr. Besong is a strong community supporter and member of various industry and community boards. He serves on the board of directors of Lean Aerospace Initiative (LAI), Junior Achievement of Eastern Iowa (Cedar Rapids Area), Mercy Medical Center, Iowa Public Television Foundation and Technology Association of Iowa (“TAI”) CIO Advisory Board, where he serves as a member and former chair of the executive board of TAI. Mr. Besong’s business background provides him with a very strong understanding of technological advances critical to the insurance industry. The Board of Directors believes that Mr. Besong’s qualifications to serve as director include his business acumen and distinguished management career as an officer and information technology expert of a Fortune 500 company.

Matthew Foran Age 42 Director since 2022
Matthew R. Foran is co-founder and president of Stoic Lane, Inc., a private holding company in Chicago, IL. His strengths include his extensive experience in the insurance technology sector. From 2018 to April 2021, he led the alternative distribution division of The Hartford Insurance Group. Mr. Foran’s background includes serving as leader of IVANS Marketplace at Applied Systems from 2015 to 2018; CEO at EvoSure, LLC, an insurance technology company, from 2012 to 2015; director of strategy and operational planning and execution at Zurich North America from 2009 to 2012; and in a business development role at Marsh USA, Inc. from 2004 to 2009. Mr. Foran graduated from the University of Illinois with a degree in Economics. Mr. Foran brings extensive experience in the insurance technology sector and investment experience to the Board of Directors.

James W. Noyce Age 67 Director since 2009
Mr. Noyce has a strong business, accounting and insurance industry background, with extensive public company experience. Before retiring, Mr. Noyce had nearly three decades of experience in the financial services industry, most recently as Chief Executive Officer and Director of FBL Financial Group, Inc. (“FBL”), an insurance holding company headquartered in West Des Moines, Iowa. While at FBL, Mr. Noyce served as Chief Executive Officer and Director (2007-2009), Chief Financial Officer (1996-2007), and Chief Administrative Officer (2002-2007). From January 2000 to July 2002 he was Executive Vice President and General Manager of the property casualty companies managed by FBL. Mr. Noyce began his employment with FBL and its affiliates in 1985. From January to May 2016, Mr. Noyce served as Interim CEO of the Greater Des Moines YMCA while the organization performed a search for a permanent CEO. Since 2009, Mr. Noyce has served as a director of West Bancorporation, Inc. of West Des Moines, Iowa, a bank holding company, and was named Board Chairman in April 2018. Mr. Noyce has held or still holds numerous professional certifications and designations including certified public accountant; Fellow, Casualty Actuarial Society; Associate, Society of Actuaries; Fellow, Life Management Institute; and Member, American Academy of Actuaries. He was named Outstanding CPA in Business and Industry by the Iowa Society of CPAs and was inducted into the American Institute of Certified Public Accountants’ Business and Industry Hall of Fame in 2007. He is also an audit committee financial expert.

Directors (Class C) — Terms Expiring in 2024
Mark Green Age 55 Director since 2022
Mr. Green is an operating partner at Vistria Group, a private equity firm in Chicago, IL. Mr. Green has an extensive background in the insurance sector. Prior to joining Vistria Group in 2021, he served as executive vice president of business development and reinsurance, and executive vice president and president of life and health at Kemper Corporation. From 2009 to 2016, Mr. Green gained valuable experience in various roles at Allstate Corporation, including as vice president and senior vice president at Allstate Financial, president of Ivantage from 2013 to 2015, president of Allstate Dealer Services from 2014 to 2015, and president of Encompass Insurance Company from 2015 to 2016. Prior to joining Allstate, Mr. Green worked for various other companies in the insurance industry from 1995 to 2009. He holds a bachelor’s degree from Macalester College, and a master of business administration degree from Columbia University. Mr. Green has an extensive background in the insurance sector with business development roles, as well as investment experience.

Christopher R. Drahozal Age 61 Director since 1997
Mr. Drahozal is the John M. Rounds Professor of Law at the University of Kansas School of Law in Lawrence, Kansas, where he has taught since 1994. During Fall 2015 and Fall 2018 he was the Mason Ladd Distinguished Visiting Professor of Law at the University of Iowa College of Law. He is on the Board of Directors of The McIntyre Foundation. From 2012 to 2016, Mr. Drahozal served as special advisor to the Consumer Financial Protection Bureau, a government agency headquartered in Washington, D.C., on matters related to the use of arbitration clauses in consumer financial services contracts. Prior to teaching, Mr. Drahozal was in private law practice in Washington, D.C., and served as a law clerk for the Iran-U.S. Claims Tribunal, the United States Court of Appeals for the Fifth Circuit and the United States Supreme Court. Mr. Drahozal is a first cousin by marriage to Mr. Carlton, another director of the Company. Mr. Drahozal is an internationally known scholar whose writing focuses on the law and economics of dispute resolution, particularly arbitration.

Lura E. McBride Age 51 Director since 2021
Ms. McBride is the President & CEO at Van Meter Inc. (“Van Meter”), a one-hundred percent employee-owned electrical and automation distributor, a position she has held since 2016. She previously served as Chief Operating Officer since 2010 and the Vice President of Organizational Effectiveness since 2008. She has responsibility for the overall vision, direction and growth strategy of Van Meter, employing 800 employee-owners in 25 locations across Iowa, Nebraska, Kansas, Minnesota, Wisconsin, Alabama and Virginia. Her focus is on building strong teams through exceptional leadership and a high performing culture to create lasting value for customers, supplier partners, communities, and employee-owners. She serves on the Van Meter Board of Directors and the National Association of Electrical Distributors Foundation Board (NAED). Prior to joining Van Meter in 2008, she worked for 15 years at Accenture, a global management consulting company based out of Chicago, Illinois. Her work experiences were in the areas of Systems Integration, Change Management, Human Performance, Knowledge Management, Business Process Design and Program Management. Ms. McBride graduated from the University of Iowa with a business degree in the fields of Finance and Marketing. In the community, Ms. McBride serves on various boards and committees including The Tippie School of Business Advisory Board, Tanager Place, The Hall-Perrine Foundation and Unity Point St. Luke’s Hospital.

George D. Milligan Age 66 Director since 1999
Mr. Milligan has a strong business background, with service since 1985 as President of The Graham Group, Inc., of Des Moines, Iowa. The Graham Group, Inc. consists of a real estate firm specializing in developing office buildings and a construction firm specializing in constructing hospital facilities. Since 2005, Mr. Milligan has also served as a director of West Bancorporation, Inc. of West Des Moines, Iowa, a bank holding company. Mr. Milligan serves as a director on the loan committee and nominating and governance committee of the West Bancorporation, Inc. Board of Directors. Mr. Milligan previously served as director of Allied Life Insurance Company. Mr. Milligan is a long-time community leader and supporter, being active with the Boy Scouts of America, the Dowling Foundation, and the Variety Club of Iowa.

Director Not Standing for Reelection
Kyle D. Skogman Age 72 Director since 2000
Mr. Skogman possesses a strong business background. He served as President of Skogman Construction Co. of Iowa from 1990 to 2020, a company that specializes in residential construction and real estate sales, primarily in Cedar Rapids, Iowa. Skogman Homes has built over 6,200 homes while Mr. Skogman served as President. Mr. Skogman also owns an interest in a property-casualty insurance agency. He was inducted into the Cedar Rapids Area Homebuilders Association Hall of Fame in 2008. He serves on the Board of Directors of Mercy Medical Center in Cedar Rapids, Iowa.

PROPOSAL TWO — RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Information About Our Independent Registered Public Accounting Firm
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2023 and has directed that management submit the selection of the independent registered public accounting firm to shareholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives from Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate shareholder questions. Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Articles of Incorporation, Bylaws or otherwise, the Board of Directors is seeking ratification as a matter of good corporate governance. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered public accounting firm.
Fees Billed to United Fire Group, Inc. During 2022 and 2021
The following table represents the total fees billed for services rendered to us by Ernst & Young LLP for the fiscal years ended December 31, 2022, and December 31, 2021, respectively. The 2021 fee amounts have been adjusted from amounts previously reported due to final adjustments in the billing for that year which occurred subsequent to our initial disclosure of the fees:
Services	2022 Fees ($)	2021 Fees ($)
Audit(1)	1,350,000	1,230,000
Audit-Related(2)	67,850	—
Tax(3)	202,187	231,215
All Other	—	—
Total Fees	1,620,037	1,461,215

(1)
Audit Fees. “Audit” fees consist of fees for professional services rendered for the audit of United Fire Group, Inc.’s Consolidated Financial Statements and internal control over financial reporting, review of the interim Consolidated Financial Statements included in quarterly reports, services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements, and services that generally only the independent registered public accounting firm can reasonably provide.

(2)
Audit-Related Fees. “Audit-Related” fees consist of fees for assurance and related services that are traditionally performed by the independent registered public accounting firm and are reasonably related to the performance of the audit or the review of our financial statements, but are not reported as “Audit” fees.

(3)
Tax Fees. Tax fees billed to us by Ernst & Young LLP in 2022 and 2021 related to tax compliance, tax advice, or tax planning services rendered to us.

Audit Committee Pre-Approval
The Audit Committee of our Board of Directors is governed by a charter that requires the Audit Committee to appoint, evaluate, and oversee our independent registered public accounting firm. As part of its responsibilities, the Audit Committee reviews and approves the provision of all audit and non-audit services for the purpose of assuring the independence of our independent auditors. The Audit Committee pre-approved all of the services provided and the fees charged by Ernst & Young LLP during 2022 and 2021.
Vote Required and Board Recommendation
Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023 requires the affirmative vote of a majority of the votes cast on this proposal. In tabulating the voting results for the ratification of the appointment of Ernst & Young LLP, abstentions will not affect the voting results on this proposal because only “FOR” and “AGAINST” votes are counted as votes cast.
The Audit Committee and the Board of Directors recommend a vote FOR ratification of the Audit Committee’s appointment of Ernst & Young LLP as United Fire Group, Inc.’s independent registered public accounting firm for 2023.
Report of the Audit Committee*
February 2023
The Audit Committee reviews United Fire Group, Inc.’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In accordance with standards established by the Public Company Accounting Oversight Board (United States), Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an audit of United Fire Group, Inc.’s Consolidated Financial Statements, assessing the effectiveness of United Fire Group, Inc.’s internal control over financial reporting and issuing reports thereon. The Audit Committee monitors these processes. The Audit Committee consists entirely of independent directors and operates pursuant to a charter adopted by it and by the Board of Directors. The Audit Committee met eight times during 2022, including one time in a joint session with the Risk Management Committee, four special disclosure meetings and one closing meeting.
The Audit Committee has:
•
reviewed and discussed the audited Consolidated Financial Statements with management;

•
discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

•
received from Ernst & Young LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence; and

•
discussed with the independent auditor, the auditor’s independence.

The Audit Committee has discussed with United Fire Group, Inc.’s internal auditor and with Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and Ernst & Young LLP both with and without management present, to discuss the results of their examinations, the evaluations of United Fire Group, Inc.’s internal controls and the overall quality of United Fire Group, Inc.’s financial reporting process.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited Consolidated Financial Statements be included in United Fire Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission. The Audit Committee appointed Ernst & Young LLP as United Fire Group, Inc.’s independent registered public accounting firm for the year ending December 31, 2023 and recommends that the shareholders ratify the appointment.
Brenda K. Clancy, Chair
Kyle D. Skogman
John-Paul E. Besong
Scott L. Carlton
Christopher R. Drahozal
George D. Milligan
James W. Noyce

*
This Report of the Audit Committee is not “soliciting material” and is not deemed “filed” with the SEC. The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include this report unless such report is specifically stated to be incorporated by reference into such document.

PROPOSAL THREE — SHAREHOLDER ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
Say-On-Pay Advisory Vote
As required pursuant to Section 14A of the Exchange Act, shareholders have the opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers (“Say-on-Pay Vote”). Our Board of Directors is committed to corporate governance best practices and recognizes the interest of shareholders in executive compensation matters. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will review the voting results and consider the constructive feedback obtained through the shareholder advisory vote in making decisions about future compensation arrangements for our named executive officers.
Based on the voting results of the 2017 Annual Meeting of Shareholders with respect to the frequency of future Say-on-Pay votes, the Board had decided to include a Say-on-Pay vote in our proxy statement on an annual basis. Shareholders are again being asked to vote on the frequency of future Say-on-Pay votes at the Annual Meeting. The Board of Directors is recommending that Say-on-Pay votes continue to be held annually.
As discussed in the “Compensation Discussion and Analysis” in this proxy statement, the Board of Directors believes that our current executive compensation program directly links executive compensation to our Company’s performance and aligns the interests of our named executive officers with those of our shareholders. For example:
•
Our executive compensation program encourages executive decision-making that is aligned with the long-term interests of our shareholders;

•
Bonuses and performance stock unit awards for named executive officers are tied to specific performance goals;

•
We encourage long-term stock ownership by our executive officers with award features such as time-based vesting;

•
We have adopted stock ownership guidelines for our executive officers; and

•
Our compensation uses a balance of short- and long-term performance metrics to encourage the efficient management of our business and minimize excessive risk-taking.

The Board of Directors believes that United Fire Group, Inc.’s executive compensation program is designed to meet the objectives discussed in the “Compensation Discussion and Analysis” section of this proxy statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution: “RESOLVED, that the compensation paid to United Fire Group, Inc.’s named executive officers as described in the proxy statement under Executive Compensation, including the Compensation Discussion and Analysis section, the compensation tables and other narrative disclosure, contained therein, is hereby APPROVED.”
Vote Required and Board Recommendation
Approval of the resolution regarding the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on this proposal. In tabulating the voting results for the resolution regarding executive compensation, abstentions will not affect the voting results on this proposal because only “FOR” and “AGAINST” votes are counted as votes cast.
The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

PROPOSAL FOUR — ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION
Say-On-Frequency Advisory Vote
In accordance with the Dodd-Frank Act, shareholders have the opportunity to vote, on a non-binding advisory basis, on the frequency of future advisory votes on executive compensation, commonly referred to as a “say-on-frequency” vote. You are given the option on the proxy card of selecting a frequency of every one, two or three years, or abstaining.
Although the vote is non-binding, the Board of Directors and the Compensation Committee will carefully review the voting results. Notwithstanding the Board of Director’s recommendation and the outcome of the shareholder vote, we may decide to conduct future advisory votes on a more or less frequent basis and may vary the frequency of advisory votes based on factors such as discussions with shareholders and the adoption of material changes to our compensation programs.
The Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the best approach for our Company. While our executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that compensation disclosures are made annually. Holding an annual advisory vote on executive compensation would provide the Company with more direct and immediate feedback on those compensation disclosures.
Vote Required and Board Recommendation
Shareholders are not voting to approve or disapprove the Board of Directors’ recommendation. Instead, the proxy card provides shareholders with four choices with respect to this proposal: one year, two years, three years or shareholders may abstain from voting on the proposal. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered by the Board of Directors as the shareholders’ recommendation as to the frequency of future say-on-pay votes. Abstentions will not affect the voting results on this proposal.
The Board of Directors recommends a vote for ONE YEAR
as the frequency of future shareholder votes on executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of the Record Date, with respect to persons known to us to beneficially own more than five percent of the Company Common Stock, based solely on our review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Except as otherwise indicated, each of the shareholders listed in the following table has sole voting and dispositive power over the shares of common stock beneficially owned:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Common Stock Outstanding (%)
BlackRock, Inc.(1) 55 East 52nd St. New York, NY 10055	3,727,923	14.8%
Dee Ann McIntyre(2) 1218 Bishops Lodge Rd. Santa Fe, NM 87501-1009	2,997,102	11.9%
The Vanguard Group(3) 100 Vanguard Blvd Malvern, PA 19355	2,569,033	10.2%
Dimensional Fund Advisors LP(4) 6300 Bee Cave Rd, Building One Austin, TX 78746	1,684,237	6.7%
EARNEST Partners, LLC(5) 1180 Peachtree St NE, Ste 2300 Atlanta, GA 30309	1,663,638	6.6%

(1)
Based on a Schedule 13G (Amendment No. 2) filed with the SEC on January 23, 2023, the number of securities beneficially owned by BlackRock, Inc. as of December 31, 2022 includes: 3,681,097 shares for which it holds sole voting power and 3,727,923 shares for which it holds sole dispositive power.

(2)
Based on a Schedule 13G (Amendment No. 7) filed with the SEC on February 14, 2019, the number of securities beneficially owned by Mrs. McIntyre as of December 31, 2018 includes: 2,525,239 shares for which Mrs. McIntyre holds sole voting and dispositive power, and 471,863 shares for which Mrs. McIntyre holds shared voting and dispositive power.

(3)
Based on a Schedule 13G (Amendment No. 9) filed with the SEC on February 9, 2023, the number of securities beneficially owned by The Vanguard Group as of December 31, 2022 includes: 15,097 shares for which is holds shared voting power, 2,534,872 shares for which it holds sole dispositive power and 34,161 shares for which it holds shared dispositive power.

(4)
Based on a Schedule 13G (Amendment No. 14) filed with the SEC on February 10, 2023, the number of securities beneficially owned by Dimensional Fund Advisors LP (“Dimensional”) through various funds and accounts as of December 31, 2022 includes: 1,650,957 shares for which it holds sole voting power and 1,684,237 shares for which it holds sole dispositive power. Dimensional disclaims beneficial ownership of such securities.

(5)
Based on a Schedule 13G (Amendment No. 21) filed with the SEC on February 14, 2023, the number of securities beneficially owned by EARNEST Partners, LLC as of December 31, 2022 includes: 1,157,829 shares for which it holds sole voting power and 1,663,638 shares for which it holds sole dispositive power.

Security Ownership of Management
The following table sets forth certain information regarding the beneficial ownership of our Company Common Stock as of the Record Date, with respect to each of our directors, director nominees, named executive officers and all of our directors and executive officers as a group. Except as otherwise indicated, each of the shareholders listed in the following table has sole voting and dispositive power over the shares beneficially owned:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(1)	Percent of Common Stock Outstanding (%)
Jeremy J. Bahl	18,619(2)	*
John-Paul E. Besong	16,944	*
Scott L. Carlton	263,542(3)	1.04%
Robert F. Cataldo	30,766(4)	*
Brenda K. Clancy	10,262	*
Christopher R. Drahozal	818,763(5)	3.24%
Matthew Foran	2,405	*
Mark A. Green	4,205	*
Kevin J. Leidwinger	32,187	*
Eric J. Martin	25,499(6)	*
Lura E. McBride	6,604(7)	*
George D. Milligan	60,135	*
James W. Noyce	20,459(8)	*
Randy L. Patten	2,980(9)	*
Randy A. Ramlo	326,074(10)	1.29%
Kyle D. Skogman	43,572(11)	*
Susan E. Voss	14,280(12)	*
Michael T. Wilkins	169,474(13)	*
Micah Woolstenhulme	37,458(14)	*
All directors and executive officers as a group (19 persons)	1,903,314	7.54%

*
Represents less than 1% of the issued and outstanding shares of Company Common Stock as of March 20, 2023.

(1)
The inclusion in this table of any shares shown as beneficially owned does not constitute admission of beneficial ownership. None of the shares disclosed in the table are pledged as security. In computing the number of shares of Company Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Company Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days from March 20, 2023, and Company Common Stock issuable upon the vesting of restricted stock units (“RSU”) within 60 days from March 20, 2023, to be outstanding. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2)
Includes 6,365 shares owned individually by Mr. Bahl, 238 shares owned by a Company 401(k) account for Mr. Bahl’s benefit, and stock options for 12,016 shares that are exercisable by Mr. Bahl on or before 60 days from March 20, 2023.

(3)
Includes 202,226 shares owned individually by Mr. Carlton and 61,316 shares owned in accounts for the benefit of Mr. Carlton’s children.

(4)
Includes 11,392 shares owned individually by Mr. Cataldo, and stock options for 19,374 shares that are exercisable by Mr. Cataldo on or before 60 days from March 20, 2023.

(5)
Includes 1,905 shares owned individually by Mr. Drahozal, 35,011 shares owned by a revocable trust FBO Mr. Drahozal, 243,086 shares owned by a revocable trust FBO Mr. Drahozal’s wife, 471,863 shares owned by The McIntyre Foundation, of which Mr. Drahozal and his wife serve as directors, and 66,898 shares owned by the J. Scott McIntyre Trust FBO the Kaye Drahozal Family, of which Mr. Drahozal and his wife serve as co-trustees.

(6)
Includes 17,456 shares owned individually by Mr. Martin and stock options for 2,043 shares that are exercisable by Mr. Martin on or before 60 days from March 20, 2023.

(7)
Includes 6,504 shares owned by Ms. McBride individually and 100 shares owned in a joint brokerage account with her husband.

(8)
Includes 18,959 shares owned individually by Mr. Noyce and 1,500 shares held in a trust account for Mr. Noyce’s wife.

(9)
Includes 875 shares owned individually by Mr. Patten, 32 shares owned by a Company 401(k) account for Mr. Patten’s benefit, 1,461 shares owned individually by Mr. Patten’s wife, and 612 shares owned in accounts for the benefit of Mr. Patten’s children.

(10)
Includes 74,364 shares owned individually by Mr. Ramlo, 434 shares owned individually by Mr. Ramlo’s wife, 2,471 shares owned by a Company 401(k) account for Mr. Ramlo’s benefit, and stock options for 248,805 shares that are exercisable by Mr. Ramlo on or before 60 days from March 20, 2023.

(11)
Includes 37,922 shares owned individually by Mr. Skogman and 5,650 shares owned by Mr. Skogman’s wife.

(12)
Includes 14,181 shares owned individually by Ms. Voss and 100 shares owned jointly with Ms. Voss’s husband.

(13)
Includes 44,853 shares owned individually by Mr. Wilkins, 3,137 shares held in a Company 401(k) account for Mr. Wilkins’s benefit and stock options for 121,484 shares that are exercisable by Mr. Wilkins on or before 60 days from March 20, 2023.

(14)
Includes 30,338 shares owned individually by Mr. Woolstenhulme and stock options for 7,120 shares that are exercisable by Mr. Woolstenhulme on or before 60 days from March 20, 2023.

EQUITY COMPENSATION PLAN INFORMATION
The United Fire Group, Inc. Stock Plan authorizes the Board of Directors to grant stock options and other stock awards to employees of the Company or its subsidiaries and affiliates, with 4,050,000 shares initially reserved for such awards and 1,342,119 shares remaining available for future issuance at December 31, 2022.
The United Fire Group, Inc. Non-Employee Director Stock Plan authorizes the Board of Directors to grant stock options and restricted stock to non-employee directors, with 300,000 shares initially reserved for such awards and 123,397 shares remaining available for future issuance at December 31, 2022.
The following table shows information, as of December 31, 2022, regarding shares of Company Common Stock authorized for issuance under our equity compensation plans.
Equity Compensation Plan Information — 2022
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity Compensation Plans Approved by Security Holders	933,725(2)	36.47	1,465,516(3)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	933,725		1,465,516

(1)
The weighted-average exercise price is calculated based solely on the exercise prices of outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding PSUs or RSUs that have no exercise price.

(2)
Includes 776,338 stock options, 110,028 RSUs, and 47,359 PSUs (assuming probable achievement estimated as of December 31, 2022).

(3)
Includes 1,342,119 shares available for issuance under the United Fire Group, Inc. Stock Plan and 123,397 shares available for issuance under the United Fire Group, Inc. Non-Employee Director Stock Plan.

The Company previously offered an employee stock purchase plan that was terminated effective January 8, 2020.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership of Company Common Stock and other equity securities with the SEC. SEC regulations require us to identify in this proxy statement any Reporting Person who failed to timely file a report during the most recent calendar year. Based solely on our review of copies of reports filed under Section 16(a) and written representations made to us by Reporting Persons, we believe that all applicable filing requirements were complied with for the fiscal year ended December 31, 2022, other than the following: A delayed Form 3 for each of Matthew Foran, Mark Green and Micah Woolstenhulme filed on February 18, 2022; a delayed Form 4 for Eric Martin filed on April 18, 2022; a delayed Form 4 for each of Eric Martin and James Noyce filed on May 9, 2022; a delayed Form 4 for Mary Quass filed on May 10, 2022; a delayed Form 4 for Lura McBride filed on May 12, 2022; a delayed Form 4 for Kyle Skogman filed on May 17, 2022; a delayed Form 4 for Eric Martin filed on May 18, 2022; a delayed Form 4 for Eric Martin filed on August 9, 2022; and a delayed Form 4 for Micah Woolstenhulme filed on August 10, 2022.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Compensation Committee is responsible for developing the philosophy and structure of the compensation program for our named executive officers and recommends compensation levels to our Board of Directors for approval. This Compensation Discussion and Analysis provides an overview of our executive compensation program for 2022 and our executive compensation philosophy and structure.
Our named executive officers for 2022 are:
•
Kevin J. Leidwinger, President/Chief Executive Officer;

•
Eric J. Martin, Senior Vice President/Chief Financial Officer;(1)

•
Robert F. Cataldo, Vice President/Chief Investment and Strategy Officer;

•
Jeremy J. Bahl, Vice President/Chief Underwriting Officer;

•
Micah Woolstenhulme, Vice President/Chief Risk Officer;

•
Randy A. Ramlo, Former President/Chief Executive Officer;(2)

•
Randy L. Patten, Former Assistant Vice President/Controller/Interim Co-Chief Financial Officer;(3) and

•
Michael T. Wilkins, Former Executive Vice President/Chief Operating Officer.(4)

(1)
Mr. Martin was promoted to Executive Vice President in February 2023. For purposes of 2022, he remained a Senior Vice President.

(2)
Mr. Ramlo served as our President and Chief Executive Officer through August 21, 2022 and retired effective October 31, 2022.

(3)
Mr. Patten resigned, effective July 31, 2022. Due to Mr. Patten’s role as Assistant Vice President/ Controller/Interim Co-Chief Financial Officer prior to his resignation in July 2022, Mr. Patten did not participate in our standard executive program and, instead, participated in our compensation program applicable to similarly situated non-executive officers.

(4)
Mr. Wilkins retired effective September 30, 2022.

Consideration of Say-on-Pay Results
In 2022, approximately 99% of our shareholders who voted on the “say-on-pay” proposal at our 2022 Annual Meeting approved the compensation of our named executive officers as described in our 2022 proxy statement. The Compensation Committee carefully considered the results of this advisory, non-binding shareholder vote and did not implement any changes to the compensation programs for our named executive officers as a result of the 2022 “say-on-pay” results.
Compensation and Benefits Philosophy
When determining the compensation levels for our named executive officers, the Compensation Committee considers the following principles:
•
Performance.   The Compensation Committee has tied the compensation of our named executive officers to the Company’s achievement of pre-established performance goals. The Compensation Committee considers the individual’s contribution to Company performance and, where applicable, to the performance of his or her functional area. The Compensation Committee and Board of Directors believe that tying each named executive officer’s compensation to the achievement of pre-established performance goals creates an incentive for the executive to achieve the Company’s objectives and further align his or her interests with our shareholders.

•
Fairness and Reasonableness.   We strive to provide compensation and benefit programs that are fair and competitive with our industry peers, while reasonably rewarding our named executive officers for their service relative to performance.

•
Cost.   We strive to provide appropriate incentives and motivation to our named executive officers that will continue to increase value to our shareholders by designing compensation programs that we believe are cost-effective and affordable.

Competitive Market Review
The Compensation Committee engaged FW Cook as an independent compensation consultant to assist it in analyzing our comparison group and evaluating the competitiveness and design of our compensation program for our named executive officers. The Compensation Committee used FW Cook’s Top Officer Competitive Compensation Analysis (“Analysis”) to evaluate the reasonableness of 2022 salary recommendations for our named executive officers. As described below, FW Cook’s Analysis used both comparison group data and published survey data. The Compensation Committee identified the 16-company comparison group noted below to evaluate 2022 compensation decisions, based upon the recommendations of FW Cook.
Companies included in the comparison group met the following criteria:
•
Industry group: property and casualty, and multi-line insurance carriers;

•
Revenues between $100 million and $5 billion;

•
Market capitalization between $100 million and $5 billion; and

•
Meets one of the following criteria: (a) prior comparison company; (b) included in the Institutional Shareholder Services (“ISS”) peer group in its 2021 proxy analysis; (c) names United Fire Group, Inc. as a comparison company; or (d) earns a majority of its revenues from direct written premiums rather than from reinsurance.

The Compensation Committee included the following 16 companies in the 2022 comparison group used to evaluate its 2022 compensation decisions. This was the same peer group that was used to evaluate 2021 compensation decisions except for the removal of Kemper Corporation and Ambac Financial Group, Inc. due to the disparity in size between them and the Company and the addition of Heritage Insurance in order to better position the Company as compared to the composite company size median in the peer group, maintain the statistical validity of the peer group and because Heritage Insurance included the Company in its own peer group used to evaluate executive compensation decisions.
2022 Comparison Group
• Amerisafe, Inc.	• ProSight Global
• Argo Group International Holdings Ltd	• RLI Corporation
• Donegal Group Inc.	• Safety Insurance Group Inc.
• Employers Holdings Inc	• Selective Insurance Group Inc.
• Global Indemnity Limited	• State Auto Financial Corporation
• Heritage Insurance Holdings, Inc.	• Stewart Information Services Corporation
• Horace Mann Educators Corporation	• United Insurance Holdings Corporation
• ProAssurance Corporation	• Universal Insurance Holdings, Inc.
In addition to comparison group data, the FW Cook Analysis also utilized data from Ward Group® Property & Casualty Insurance — US Survey, a published third-party compensation survey in which the Company participates.
FW Cook’s Analysis compared the total direct compensation of our named executive officers to the average of median market data from the comparison group and the industry survey data. While the Compensation Committee reviewed FW Cook’s Analysis to evaluate the market competitiveness of the executive compensation program, the Compensation Committee also considered a number of other factors in evaluating the 2022 overall compensation of our named executive officers. These other factors included: (a) the Company’s recent performance; (b) the executive’s experience, responsibilities and role in Company culture; (c) our existing compensation structure; and (d) the relationship in compensation between our named executive officers and our other employees.
In 2022, the Compensation Committee modified the peer group to be used to evaluate 2023 compensation decisions to remove ProSight Global due to its acquisition in August 2021 and State Auto Financial Corporation due to its acquisition in March 2022. The Compensation Committee also added Mercury General Corp, Palomar Holdings, Inc. and Tiptree Inc. to the peer group for 2023 to better position the Company as compared to the composite company size median in the peer group and to maintain the statistical validity of the peer group.
Risk Considerations
We believe that the design and objectives of our compensation program for named executive officers provides an appropriate balance of fixed compensation (base salary) and at-risk compensation (incentives). Total direct compensation of our named executive officers is intended to provide a balanced program that encourages the named executive officers to take appropriate risks aimed at improving Company performance and enhancing long-term shareholder value, while avoiding inappropriate risks. In this regard, our compensation program for our named executive officers is designed to include, among other things, the following features:
•
a balanced mix of cash-based and equity-based compensation;

•
a balanced mix of short-term and long-term incentives;

•
variable compensation based on a variety of performance goals;

•
threshold performance goals that must be achieved to earn incentives;

•
time-based vesting requirements for equity-based compensation; and

•
stock ownership guidelines.

After reviewing our Company’s compensation plans applicable to all employees, we have determined that none of these plans create risks that are reasonably likely to have a materially adverse effect on the Company.
Annual Compensation Process
Role of Management
Our Chief Executive Officer has a role in determining the compensation of named executive officers other than his own. Guided by the principles discussed under “Compensation and Benefits Philosophy,” our Chief Executive Officer:
•
facilitates the collection and compilation of data for consideration by the Compensation Committee;

•
identifies appropriate performance measures and recommends to the Compensation Committee performance goals that the Compensation Committee may consider to determine short-term and long-term incentive awards; and

•
develops compensation recommendations for each named executive officer position other than his own.

Role of the Compensation Committee and Board of Directors
The Compensation Committee refers to the principles discussed under “Compensation and Benefits Philosophy” to guide it in determining and implementing compensation programs for our named executive officers. For named executive officers other than our Chief Executive Officer, the Compensation Committee receives and reviews the Chief Executive Officer’s recommendations as described above and makes recommendations to the full Board of Directors. The full Board of Directors then acts on these recommendations to set the compensation of our named executive officers.

Representatives of the Executive Committee and the Compensation Committee meet at the beginning of each year with our Chief Executive Officer to review his goals for the current year, followed by regular meetings with the Chief Executive Officer to review his performance and progress toward those goals. The Compensation Committee then annually review and evaluate the goals and objectives of the Chief Executive Officer and his performance in light of those goals and objectives. The Compensation Committee also considers the compensation principles discussed under the heading “Compensation and Benefits Philosophy” as well as each of the Company’s compensation elements, and reviews market data and recommendations from the executive compensation study prepared by FW Cook. Based on that consideration and review, it annually recommends to the Board of Directors the base salary, annual incentive compensation and long-term incentive awards for our Chief Executive Officer. The Board of Directors reviews and considers the proposals of the Compensation Committee and makes its final determination based on what it believes to be in the interests of the Company and our shareholders.
Role of Independent Consultants
Under its charter, the Compensation Committee, in its sole discretion, has the authority, resources and funds necessary to retain or obtain the advice of outside advisers, including independent compensation advisers, legal counsel and other advisers and experts. Prior to retaining or obtaining advice from such outside advisers, the committee evaluates their independence by reference to the Nasdaq Listing Rules.
During 2022, the Compensation Committee engaged FW Cook to advise it on compensation matters for our named executive officers. FW Cook reported directly to the Compensation Committee and provided services related to named executive officer compensation. Although particular assignments may vary, compensation consultant engagements by the Compensation Committee have generally included:
•
reviewing and advising on all principal aspects of compensation for our named executive officers, including base salaries, equity awards and annual incentive plan awards for our named executive officers;

•
reviewing and advising the Compensation Committee on compensation for our non-employee directors; and

•
providing advice and input to the Compensation Committee on the identification and selection of appropriate peer companies.

Compensation Consultant Independence
The Compensation Committee carefully considers the independence of the consultants it hires prior to engagement. To maintain the independence of the compensation consultant, the Compensation Committee has the sole authority to retain or terminate FW Cook. In connection with its engagement of FW Cook, the Committee considers various factors bearing upon FW Cook’s independence including, but not limited to, the amount of fees received by FW Cook from the Company as a percentage of FW Cook’s total revenue, FW Cook’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship with a member of the Compensation Committee or management that could impact FW Cook’s independence. After reviewing these and other factors, the Committee determined that FW Cook was independent and that its engagement did not present any conflicts of interest.
Elements of Compensation
We compensate our named executive officers using direct compensation and Company-sponsored benefit plans. As direct compensation, we pay competitive base salaries and performance-based cash and equity awards. Our named executive officers participate in Company-sponsored health and welfare benefit plans available generally to all salaried employees of the Company. In addition, we provide nonqualified deferred compensation plans and limited perquisites to our named executive officers as discussed below.
Total Direct Compensation
During 2022, total direct compensation consisted of: (a) base salary; (b) annual performance-based cash awards; and (c) long-term equity-based awards. We pay these elements of direct compensation because we believe:

•
a fair, reasonable and competitive base salary is essential to attract and retain talented executives;

•
annual performance-based cash awards recognize and reward the named executive officer’s role in overall Company performance; and

•
equity-based compensation helps our named executive officers to “think like owners” and, therefore, aligns their interests with those of our shareholders.

Elements of 2022 Target Direct Compensation
Element	Type	Form	Period	Purpose
Annual Base Salary	Fixed	Cash	Ongoing	Attract and retain; recognize individual performance
Annual Incentive Plan	Variable	Cash	1 year	Short-term company performance
Long Term Incentive Plan (“LTIP”)	Variable	Stock Option time-based	3-year pro rata	Shareholder alignment, long-term value creation and retention; represents 25% of total award opportunity
		RSUs time-based	3-year cliff	Shareholder alignment, long-term value creation and retention; represents 25% of total award opportunity
		PSUs performance-based	3-year cliff	Long-term company performance, shareholder alignment and retention; represents 50% of total award opportunity
The mix of the total direct compensation is shown below for the Chief Executive Officer and, on average, for the other named executive officers who were serving as executive officers when target direct compensation levels were set in February 2022. The charts outline the size, in percentage terms, of each element of targeted total direct compensation at the date of grant. Because these charts illustrate targeted total direct compensation for our executive compensation program, the Chief Executive Officer chart reflects Mr. Leidwinger’s compensation given the retirement of Mr. Ramlo and it excludes Mr. Patten’s compensation as well as a one-time awards granted during 2022 which are not representative of our standard compensation program for named executive officers.

2022 Compensation Mix at Target
Chief Executive Officer

Stock Options 10%
RSUs 10%
Salary 27%
PSUs 20%
AIP 33%

Other Named Executive Officers

Stock Options 7%
RSUs 7%
PSUs 14%
AIP 25%
Salary 47%

Annual Base Salary
We establish base salary levels to recruit and retain experienced executives who can help us achieve our business goals. We determine a named executive officer’s initial base salary level by considering a variety of factors, including the executive’s experience and responsibilities, our existing compensation structure, comparison group benchmarking and the executive’s role in maintaining a culture that values our employees. In addition, at the time of hire, we consider the competitive market, the compensation received by the new hire’s prior employer as well compensation received by the new hire’s predecessor at the Company. The Chief Executive Officer annually recommends to the Compensation Committee the base salary for each executive position other than his own. For 2022, the Compensation Committee recommended that the Board of Directors increase Mr. Wilkins’ base salary from $500,000 to $550,000 to align with the competitive market and internal pay equity. The Compensation Committee also recommended that the Board of Directors increase Mr. Bahl’s base salary from $275,000 to $325,000 in recognition of his strong performance in creating our commercial underwriting team and to align with internal pay equity. The Board of Directors approved an increase Mr. Woolstenhulme’s base salary from $230,000 to $300,000 in recognition of Mr. Woolstenhulme’s success as Chief Risk Officer and in developing the Company’s Assumed Reinsurance department. The base salaries for Messrs. Leidwinger and Martin were determined at the time of their hiring and were based on peer company compensation for Chief Executive Officers and Chief Financial Officers, respectively, as well as internal pay equity and the level of compensation needed to recruit them to join the Company.
The following table shows the 2021 and 2022 year-end base salary levels (or, in the case of a departing named executive officer, base salaries as of their separation date), as approved by the Compensation Committee, for each of our named executive officers:
Annual Base Salary — 2021 and 2022
Name and Principal Position	2021 Base Salary ($)	2022 Base Salary ($)	Change in Base Salary (%)
Kevin J. Leidwinger	N/A	750,000	—
Eric J. Martin	N/A	475,000	—
Robert F. Cataldo	375,000	400,000	6.7%
Jeremy J. Bahl	275,000	325,000	18.2%
Micah Woolstenhulme	230,000	300,000	30.4%
Randy A. Ramlo	800,000	840,000	5.0%
Randy L. Patten	189,621	205,000	8.3%
Michael T. Wilkins	500,000	550,000	10.0%

Annual Incentive Plan
Structure & Design
We have an Annual Incentive Plan (“AIP”) that provides annual performance-based cash awards to all Company employees, including all of our named executive officers. The AIP ties a portion of each employee’s annual compensation directly to our financial performance. Our objective in using the AIP is to provide a strong financial incentive for all employees to achieve corporate and functional area goals.
To determine the amount of performance-based cash awards for each named executive officer, we used two performance measures that are defined further below: (1) adjusted return-on-equity; and (2) statutory combined ratio, which represents the sum of three additional equally-weighted performance measures: (a) statutory loss ratio; (b) loss adjustment expense ratio; and (c) underwriting expense ratio. As illustrated in the table below, we weight each performance measure and establish threshold, target and maximum performance goals for each performance measure, with increasingly higher awards for achieving increasingly higher performance. Each named executive officer can receive a performance-based cash award for each performance measure. We pay no performance-based cash award for a performance measure if the threshold goal for that measure is not achieved, unless the Compensation Committee exercises discretion.
Potential awards for our named executive officers ranged from 0% to a maximum of 150% of target based upon the achievement of certain predetermined goals and the considerations set forth in greater detail below. Awards under the AIP are calculated separately for each performance measure as follows:
Base Salary × Target Bonus Opportunity × Weighting × Performance Factor = Annual Payout Factor
Performance Measure Selection
•
Adjusted ROE.   Adjusted Return-on-Equity (“Adjusted ROE”) means return-on-equity, calculated in accordance with GAAP, excluding the impact of market value changes on investments. The Compensation Committee chose Adjusted ROE as an AIP performance measure as it is viewed as a key performance indicator in our industry and is watched closely by investors. Since Adjusted ROE is a function of both income and shareholders’ equity, it encourages management to focus on objectives that are important for creating shareholder value, including the quality and profitability of our underwriting activities and capital management, and discourages excessive risk-taking.

•
Statutory Combined Ratio.   Statutory Combined Ratio is the sum of statutory loss ratio, loss adjustment expense ratio and underwriting expense ratio, and reflects whether the Company is generating a profit in its underwriting operations. The Compensation Committee chose Statutory Combined Ratio as an AIP performance measure because it is viewed as a clear measure of profitability.

AIP Target Bonus Opportunity and Weighting of Performance Measures — 2022
The following table shows the target bonus opportunity and performance measure weightings for each of our named executive officers for 2022. The target bonus opportunities for Messrs. Leidwinger and Martin were determined at the time of their hiring and were based on competitive market data for their roles, internal pay equity and the level of compensation needed to recruit them to join the Company. Pursuant to the terms of his Executive Employment Offer Letter, Mr. Leidwinger’s actual bonus payout for 2022 was guaranteed to equal no less than target. Pursuant to the terms of his Executive Employment Offer Letter, Mr. Martin’s bonus for 2022 was guaranteed to be no less than $250,000.

Named Executive Officer	Target Bonus Opportunity as % of Base Salary	Adjusted ROE	Statutory Combined Ratio
Kevin J. Leidwinger	125	50	50
Eric J. Martin	60	50	50
Robert F. Cataldo	50	50	50
Jeremy J. Bahl	40	50	50
Micah Woolstenhulme	50	50	50
Randy A. Ramlo	80	50	50
Randy L. Patten	20	50	50
Michael T. Wilkins	60	50	50
Goal-Setting Process
The Compensation Committee annually reviews the threshold, target and maximum goals for each performance measure in order to evaluate whether they remain rigorous and aligned with shareholder interests. Management presents recommendations to the Compensation Committee regarding the goals, but the Compensation Committee retains the ultimate decision-making authority to set the goals. AIP goals are designed to be challenging, but achievable, given the economic and market conditions at the time the goals were set, with achievement at the maximum goals designed to be difficult. For 2022, the Compensation Committee simplified the plan to focus on two, equally weighted measures — Adjusted ROE and Statutory Loss Ratio — most closely connected to our 2022 operating plan.
Achievement
The following table shows the 2022 performance goals and achievement for each performance measure. Payments to named executive officers under our AIP were made in March 2023 for performance during 2022 and are reported in the Summary Compensation Table — 2022 of this proxy statement under the Non-Equity Incentive Plan Compensation column.
AIP Goals and Achievement — 2022
	2022 AIP Goals (%)			2022 AIP Achievement (%)
Performance Measures	Threshold	Target	Maximum	Result	% of Target
Adjusted ROE	3.0	5.0	7.0	3.0(1)	50
Statutory Combined Ratio.	102.0	99.0	96.0	102.7(1)	50

(1)
The Board approved a payout of 50% of target for Statutory Combined Ratio after reviewing our performance including and excluding the impact of a threshold payout for our overall AIP. Excluding a threshold payout on this measure would have improved our performance from 102.7% to 101.95%, which would exceed the threshold goal of 102.0%. The Board of Directors approved the application of this treatment to all of the AIP participants to recognize our overall performance and provide a fair outcome that recognized strong contributions by our team in a challenging year.

Long-Term Incentive Plan
Design & Structure
At the beginning of each year, the Compensation Committee grants equity awards based on its review of the competitive market and individual performance. Once the grant level is determined, the Compensation Committee allocates the grant to the then-serving executive officers to a mix of performance stock units (“PSUs”), restricted stock units (“RSUs”), and stock options, as summarized below. Mr. Patten did not participate in the Company’s standard executive compensation program and, instead, received a discretionary time-based RSU award. Mr. Ramlo did not receive any equity awards in 2022 due to his February 2022 announcement of his retirement.

Grant Type	Allocation (%)	Vesting
PSUs	50	“cliff” vest of the third anniversary of the grant date (assuming achievement of performance goals)
RSUs	25	“cliff” vest of the third anniversary of the grant date
Stock Options	25	one-third of the options vest on each of the three anniversaries of the grant date
Grant Type Allocation
PSUs — The PSUs are:
•
earned over a three-year performance period, subject to continued employment;

•
earned only to the extent that goals are achieved among two separate, equally weighted, performance measures tied to our 2022 Vision performance milestones relating to profit and our GAAP combined ratio; and

•
settled shares of Company Common Stock with vesting between 0% and 150% of the target award based upon the results achieved.

RSUs — The RSUs “cliff” vest of the third anniversary of the grant date and are settled into an equivalent number of shares of Company Common Stock, in each case, generally subject to the executive remaining employed by us through the vesting date. The purpose of the awards is to encourage shareholder alignment, long-term value creation and executive retention. Additionally, because RSUs do not vest for three years, they encourage executive retention.
Stock Options — Each option has a ten-year term and, provided the executive remains employed by us through such dates, vests as to one-third of the options on each of the first three anniversaries of the grant date. Stock options directly align with our stock performance since they become valuable only if and to the extent the share price increases after the date of grant. Additionally, because stock options do not fully vest for three years, they encourage executive retention.
Performance Measure Selection
PSU performance measures are tied to our 2022 Vision performance milestones relating to profit and our GAAP combined ratio. These goals were selected because they are viewed as key indicators of our successful operation of our long-term operating plan. PSU performance goals are measured over a three-year performance period.
•
Adjusted ROE (Three-Year Average).   The Compensation Committee chose Adjusted ROE as an LTIP performance measure because ROE is viewed as a key performance indicator in our industry and is watched closely by investors. Since Adjusted ROE is a function of both income and shareholders’ equity, it encourages management to focus on objectives that are important for creating shareholder value, including the quality and profitability of our underwriting activities and capital management, and discourages excessive risk-taking.

•
GAAP Combined Ratio (Three-Year Average).   The Compensation Committee chose GAAP Combined Ratio as an LTIP performance measure because we believe it culminates book performance and assists with ROE for shareholder return, and also integrates expense monitoring.

Goal-Setting Process
The Compensation Committee annually reviews the threshold, target and maximum goals for each performance measure of the PSUs in order to evaluate whether they remain rigorous and aligned with shareholder interests. Management presents recommendations to the Compensation Committee regarding the goals, but the Compensation Committee retains the ultimate decision-making authority to set the goals. The performance goals established for the 2022 PSU grant were designed to be challenging, but achievable, given the economic and market conditions at the time the goals were set, with vesting at the maximum goal designed to be difficult.
2022 Grant
The 2022 target award opportunities and allocation to each grant type for our participating named executive officers are summarized below. The target award opportunities for Messrs. Leidwinger and Martin were determined at the time of their hiring and were based on peer company compensation for Chief Executive Officers and Chief Financial Officers, respectively, as well as internal pay equity and the level of compensation needed to recruit them to join the Company.
LTIP Grant — 2022
Named Executive Officer	Total Stock Award ($)	PSUs ($)(1)	RSUs ($)	Stock Options ($)
Kevin J. Leidwinger	403,776	201,880	100,955	100,941
Eric J. Martin	267,195	133,597	66,799	66,799
Robert F. Cataldo	200,000	100,000	50,000	50,000
Jeremy J. Bahl	125,000	62,500	31,250	31,250
Micah Woolstenhulme	175,000	87,500	43,750	43,750
Randy A. Ramlo	N/A	N/A	N/A	N/A
Randy L. Patten(2)	3,010	—	3,010	—
Michael T. Wilkins	318,951	159,384	79,677	79,890

(1)
The amount for PSUs is shown at target. Pursuant to the terms of his Executive Employment Offer Letter, Mr. Leidwinger’s 2022 PSU awards will have a guaranteed minimum vesting level equal to the target amount.

(2)
Mr. Patten forfeited his 2022 RSU award upon his resignation in July 2022.

2020 PSU Grant
The 2020 PSU grant vested based on performance from January 1, 2020 through December 31, 2022 and service through February 21, 2023. Based on performance against the pre-established performance goals, the 2020 grant vested at 51.1% of target.
LTIP PSU Goals and Achievement — 2020 Grant
	LTIP PSU Goals			Achievement
Performance Measures	Threshold	Target	Maximum	Result	% of Target
Adjusted ROE	3%	6%	9%	(1.1)%	0.0%
Premium Growth Rate	0%	3%	6%	(2.1)%	0.0%
OCI® Score	1690	1890	2090	1,917	106.8%
DCC Score	890	990	1090	985	97.5%
Patten RSU Grants
In February 2022, upon the recommendation of Mr. Ramlo, the Compensation Committee granted special RSU awards with a target grant date fair value of $3,000 each, to certain employees based on their

2021 performance, including Mr. Patten. These RSUs were scheduled to vest in February 2025, subject to Mr. Patten’s continued employment through the vesting date. Mr. Patten forfeited his RSU grant upon his resignation.
Additional Compensation
Leidwinger Appointment
Pursuant to Mr. Leidwinger’s Executive Employment Offer Letter (the “Leidwinger Offer Letter”) that was provided to him in connection with his commencement as our President and Chief Executive Officer, Mr. Leidwinger was granted an initial RSU award with respect to 17,500 shares, vesting as follows: (i) with respect to 5,834 shares upon the commencement of his employment with the Company; (ii) with respect to 5,833 shares on December 31, 2023; and (iii) with respect to 5,833 shares on December 31, 2024, subject to his continued employment through each such vesting date.
Martin Appointment
Pursuant to Mr. Martin’s Executive Employment Offer Letter (the “Martin Offer Letter”) that was provided to him in connection with his commencement as our Chief Financial Officer, Mr. Martin is eligible for a retention bonus payable in June 2023, 2024 and 2025 in the amounts of $10,000, $20,000 and $30,000, respectively, subject to his continued employment through April 1, 2023, 2024 and 2025, respectively. Pursuant to the Martin Offer Letter, the Board of Directors also granted RSUs to Mr. Martin with respect to 10,000 shares, which are scheduled to vest 60% on the one-year anniversary of Mr. Martin’s start date and 40% on the two-year anniversary of his start date, subject to his continued employment through each vesting date.
Ramlo Retirement
In anticipation of Mr. Ramlo’s retirement in October 2022, he and the Company entered into a Retirement Agreement in July 2022 (the “Ramlo Retirement Agreement”), pursuant to which (1) the Company agreed to continue paying Mr. Ramlo his base salary and provide regular employee benefits through his retirement on October 31, 2022 (the “Ramlo Retirement Date”), and on the Ramlo Retirement Date would pay Mr. Ramlo for his accrued paid time off, if any, consistent with the Company’s standard practices with respect to terminating employees; (2) Mr. Ramlo remained eligible for his 2022 bonus under the AIP, based on actual performance and prorated for his partial year of employment during 2022; and (3) all unvested RSUs and stock options held by Mr. Ramlo vested on the Ramlo Retirement Date and the exercise period on all stock options held by Mr. Ramlo was extended to October 31, 2024. As described above, Mr. Ramlo did not receive any equity awards in 2022 and all unvested PSUs held by Mr. Ramlo lapsed and were terminated as of the Ramlo Retirement Date.
Wilkins Retirement
In August 2022, Mr. Wilkins notified the Company of his intention to retire, effective September 30, 2022 (the “Wilkins Retirement Date”). In connection with Mr. Wilkins’ planned retirement, the Company and Mr. Wilkins agreed that Mr. Wilkins would continue to be paid his base salary and that all of his employee benefits would continue through the Wilkins Retirement Date. Subject to his not voluntarily terminating his employment or being terminated for cause (as defined in Mr. Wilkins’ Change in Control Severance Agreement) prior to the Wilkins Retirement Date, Mr. Wilkins (i) received a retention bonus of $50,000, which was payable within 30 days following the Wilkins Retirement Date; and (ii) was entitled to be paid his bonus for 2022 under the AIP, based on actual performance and prorated for his partial year of employment. In addition, all unvested RSUs and stock options held by Mr. Wilkins fully vested on the Wilkins Retirement Date and the exercise period on his stock options was extended to September 30, 2024. All unvested PSUs held by Mr. Wilkins lapsed and were terminated upon his retirement.
Woolstenhulme Retention Awards
Pursuant to the terms of his 2019 offer letter, Mr. Woolstenhulme was entitled to a $50,000 retention bonus and related tax reimbursement in 2022, subject to his continued employment through March 30,

2022. Mr. Woolstenhulme is also entitled to receive a $50,000 retention bonus in 2023 subject to his continued employment through March 30, 2023.
In addition, in May 2022, the Company granted to Mr. Woolstenhulme a retention RSU award with a target grant date fair value of $150,000, which will vest in full on May 18, 2025, subject to his continued employment through such date.
Patten Special Compensation
As described above, prior to his resignation in July 2022, Mr. Patten did not participate in the Company’s standard executive compensation program. In February 2022, Mr. Patten received a retention bonus of $15,000. Also in February, 2022, Mr. Ramlo recommended, and the Compensation Committee approved, a supplemental cash award to Mr. Patten, pursuant to which he would be paid $20,000 on April 15, 2022 and December 31, 2022, subject to his continued service through each such date. Mr. Patten forfeited his right to the second payment upon his resignation.
In addition, in May 2022, Mr. Ramlo recommended, and the Compensation Committee approved, additional supplemental compensation for Mr. Patten in the amount of $90,000, which was paid to him in a lump sum in May 2022.
Company-Sponsored Benefit Plans
We believe the insurance and retirement benefit plans we sponsor are an important part of fair and reasonable compensation for all of our employees, including our named executive officers. We design these benefit plans to attract and retain a strong employee base, to provide a measure of financial security for our employees and to assist our employees in providing for their own financial security in a manner that recognizes individual needs and preferences. We also provide these programs because we believe that employees who have a plan for health and financial security are better employees. We apply these programs equally to all employees. Our benefit plans consist of an insurance plan that provides health, vision, dental, disability and basic term life insurance coverage and various retirement plans, including a defined-benefit pension plan and a 401(k) plan with a Company match. The pension plan is discussed further under Pension Benefits below.
Nonqualified Deferred Compensation
The United Fire & Casualty Company Supplemental Executive Retirement and Deferral Plan (“SERP”) permits certain of our executive officers, including 2022 named executive officers Messrs. Cataldo, Ramlo and Wilkins, the opportunity to save a portion of their direct compensation for retirement. The SERP also allows the Company to make contributions to participants’ accounts. In 2022, the Compensation Committee exercised its discretion to make employer contributions for Messrs. Cataldo, Ramlo and Wilkins. The contributions were intended to recognize the gap between what the selected executives may receive under our tax-qualified retirement plans, which are limited due to IRS regulations, and the amount that would have been deposited in the qualified retirement plans absent such limitations. For amounts deferred after December 31, 2014, (a) any employer contribution made to a participant’s account follows a predetermined vesting schedule, and become 100% vested upon reaching age 65, death, disability, or change in control, and (b) the deferring executive officers may elect to receive their benefits as a lump sum or as annual installments over a 10-year period. As most executives who participated in the SERP have separated from the Company, including Messrs. Ramlo and Wilkins, the Board of Directors has ceased adding new executive officers as SERP participants. Rather, the Compensation Committee believes the United Fire & Casualty Company Supplemental Retirement & Deferral Plan (the “NQDC”) and other executive benefits align with market trends for executive retirement planning. The SERP and the NQDC are discussed further under Nonqualified Deferred Compensation below.
Perquisites
We do not rely upon perquisites as a method of providing significant compensation to any of our employees, preferring instead to use direct compensation and incentive plans. We provide only those perquisites that are related to our business or that we believe are necessary to attract and retain key executive personnel. For 2022, we paid for country club dues for certain of our named executive officers so they have a club available for business entertainment on our behalf. Perquisites and other personal benefits paid to a named executive officer are reported in the All Other Compensation column of the Summary Compensation Table — 2022.
We expect our other named executive officers to use our corporate aircraft for business travel whenever it is reasonable to do so. Occasionally, a spouse or other guest may accompany executive officers on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company.
We permit Mr. Leidwinger, and permitted Mr. Ramlo while he was serving as President and Chief Executive Officer, to use our corporate aircraft for personal travel, and under limited circumstances, directors and executive officers may be permitted to use the aircraft for personal use as well.
Named Executive Officers as Shareholders
We believe that ownership of Company Common Stock by our executive officers, including our named executive officers, promotes the alignment of their interests with those of our Company and our shareholders. A Board of Directors’ policy sets forth guidelines for stock ownership by certain of our executive officers, including certain of our named executive officers. These guidelines include target levels of stock ownership for each covered executive officer, which must be achieved with a five-year transition period. The goal of these guidelines is to have our executive officers hold a meaningful stake in our Company.
The table below shows the target number of shares to be owned by each named executive officer subject to these guidelines as of the record date. As of the record date, each named executive officer subject to these guidelines either held the requisite number of shares of Company Common Stock, or was appropriately trending to goal during the five-year transition period.
Name	Tier(1)	Target Number of Shares to be Held(2)	Number of Qualifying Shares of Common Stock Held at Record Date
Kevin J. Leidwinger	3	101,868	32,187
Eric J. Martin	2	24,095	17,456
Robert F. Cataldo	1	4,508	10,752
Jeremy J. Bahl	1	10,670	6,329
Micah Woolstenhulme.	1	9,849	30,338

(1)
Equity ownership targets for Mr. Leidwinger as a Tier 3 executive were calculated as the number of shares equal to four times his base salary on August 22, 2022 divided by the closing price of Company Common Stock on August 22, 2022. Equity ownership targets for Mr. Martin as a Tier 2 executive were calculated as the number of shares equal to one and one-half times his base salary on April 18, 2022 divided by the closing price of Company Common Stock on April 18, 2022. Equity ownership targets for Mr. Cataldo as a Tier 1 executive were calculated as the number of shares equal to his base salary on January 1, 2019 divided by the closing price of our Company Common Stock on December 31, 2018. These guidelines were revised by the Board of Directors on August 19, 2022 resulting in the inclusion of Messrs. Bahl and Woolstenhulme. Equity ownership targets for Mr. Woolstenhulme as a Tier 1 executive were calculated as the number of shares equal to his base salary on August 19, 2022 divided by the closing price of our Company Common Stock on August 19, 2022. Equity ownership targets for Mr. Bahl as a Tier 1 executive were calculated as the number of shares equal to his base salary on August 19, 2022 divided by the closing price of our Company Common Stock on August 19, 2022.

(2)
Shares held either directly or indirectly and any RSUs (whether vested or unvested) held by the named executive officer are counted toward the target number of shares. Any unexercised stock options or PSUs (whether vested or unvested) held by the named executive officer are not counted toward the target number of shares. The target number of shares are the number of shares to be held by the named executive officer within five years of having a new target guideline set.

Report of the Compensation Committee
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Susan E. Voss, Chair
Scott L. Carlton
Brenda K. Clancy
Mark A. Green
Lura E. McBride
James W. Noyce

2022 Summary Compensation Table
Summary Compensation Table — 2022
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Kevin J. Leidwinger President/Chief Executive Officer	2022	257,813	336,563	818,210	100,942	—	—	38,317	1,551,845
Eric J. Martin SVP/Chief Financial Officer	2022	326,563	250,000	496,096	66,799	—	—	15,472	1,221,729
Robert F. Cataldo VP/Chief Investment and Strategy Officer	2022	400,000	—	149,999	49,995	100,000	—	69,982	769,976
	2021	375,000	—	164,006	49,998	140,925	34,808	84,954	849,691
	2020	318,166	—	89,414	43,750	44,146	122,289	10,283	628,048
Jeremy J. Bahl VP/Chief Underwriting Officer	2022	325,000	—	93,753	31,255	65,000	—	28,327	543,335
Micah Woolstenhulme(7) VP/Chief Risk Officer	2022	300,000	50,000	281,247	43,749	75,000	—	30,403	780,399
	2021	230,000	50,000	293,514	43,745	86,434	67,441	53,427	824,561
Randy A. Ramlo Former President/ Chief Executive Officer	2022	715,909	—	297,179	—	286,363	—	440,329	1,739,780
	2021	800,000	—	656,020	200,005	481,040	4,867	245,274	2,387,206
	2020	800,000	—	383,403	187,501	177,600	323,233	247,079	2,118,816
Randy L. Patten Former AVP/Controller/ Interim Co-Chief Financial Officer	2022	155,572	125,000	3,010	—	—	—	36,463	320,045
	2021	189,621	—	3,002	0	33,715	12,468	1,896	240,702
Michael T. Wilkins Former EVP/Chief Operating Officer	2022	411,459	50,000	484,243	79,890	127,188	—	233,636	1,386,416
	2021	500,000	—	348,508	106,249	255,500	2,999	107,901	1,321,157
	2020	500,000	—	204,482	100,001	83,250	377,217	108,782	1,373,732

(1)
The amount reported in this column for Messrs. Leidwinger and Martin for 2022 represents the guaranteed portion of their 2022 bonuses. The amounts reported in this column for Messrs. Woolstenhulme and Wilkins for 2022 represents retention bonuses of $50,000 each that were granted to them in 2019 and 2022, respectively, subject to their continued employment through March 30, 2022 and September 30, 2022, respectively. As described in the CD&A, the amount reported in this column for Mr. Patten for 2022 represents supplemental bonuses of $15,000, $20,000 and $90,000 paid to him in February 2022, April 2022 and May 2022, respectively.

(2)
Amounts in this column represent the aggregate grant date fair value for PSUs and RSUs, as applicable, granted during 2022, 2021 and 2020. For Messrs. Ramlo and Wilkins, the amounts reported in this column for 2022 also include $297,179 and $245,182, respectively, representing the incremental fair value associated with the modification of their RSU awards in connection with their retirement. Amounts in this column are calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The grant date fair value for stock awards is measured based on the closing price of our Company Common Stock on the grant date, and the probable satisfaction of the performance conditions for the PSU awards as of the date of grant. Assuming the highest level of performance is achieved for the 2022 PSUs, the maximum value of amounts in this column at the grant date would be as follows: Mr. Leidwinger, $302,820; Mr. Martin, $200,396; Mr. Cataldo, $150,014; Mr. Bahl, $93,753; Mr. Woolstenhulme, $131,246; and Mr. Wilkins, $239,075. The values shown have not been adjusted to reflect that these units are subject to forfeiture. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022.
(3)
Amounts in this column represent the aggregate grant date fair value for options granted during 2022, 2021 and 2020. Amounts in this column are calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. To calculate the option amounts we use the Black-Scholes option pricing model. This model estimates the fair value of traded options, which have different characteristics than employee stock options. Changes to the subjective assumptions used in the model can result in materially different fair value estimates. The values shown have not been adjusted to reflect that these units are subject to forfeiture. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022.

(4)
All employees are eligible to participate in our annual performance-based cash award plan if they are in our employ at the time the cash awards for that year are paid. The amounts shown in this column are those amounts earned by the executive for the year shown. These amounts were determined and paid in the subsequent year. For example, any non-equity incentive plan awards shown for 2022 were earned in 2022, but determined and paid in 2023.

(5)
The 2022 amount in this column reflects the change in pension value under the United Pension Plan that is described further in the Pension Benefits section and above market earnings under the Company’s nonqualified deferred compensation plan. There were no above market deferred compensation earnings for any named executive officers in 2022. Messrs. Cataldo, Bahl, Woolstenhulme, Ramlo, Patten and Wilkins had negative change in pension value amounts as of December 31, 2022 of $123,827, $213,682, $17,397, $476,546, $72,033 and $525,804, respectively.

(6)
All Other Compensation for 2022 includes:

Name	Registrant Contributions to SERP ($)	Matching Contributions to 401(k) Plan ($)	Perquisites and Other Personal Benefits ($)	Tax Reimbursement ($)	Total ($)
Kevin J. Leidwinger	—	2,500	35,817	—	38,317
Eric J. Martin	—	10,250	5,222	—	15,472
Robert Cataldo	46,875	9,150	13,957	—	69,982
Jeremy J. Bahl	—	10,250	18,077	—	28,327
Micah Woolstenhulme	—	9,150	0	21,253	30,403
Randy Ramlo	203,004	5,583	231,742	—	440,329
Randy L. Patten	—	4,963	31,500	—	36,463
Michael Wilkins	79,170	6,417	146,721	1,328	233,636
For Mr. Leidwinger, the amount shown for perquisites and other personal benefits consists of country club dues paid on his behalf, relocation expenses, temporary housing expenses, and the incremental costs associated with his personal use of corporate aircraft. For Mr. Martin, the amounts shown for perquisites and other personal benefits consist of country club dues paid on his behalf. For Mr. Cataldo, the amount shown for perquisites and other personal benefits consists of country club dues paid on his behalf. For Mr. Bahl the amount shown is the incremental cost of an agent incentive trip for his spouse. For Mr. Ramlo, the amount shown for perquisites and other personal benefits consists of $190,123 paid to him in connection with his separation in respect of his accrued and unused paid time off, country club dues paid on his behalf, the incremental cost of agent incentive trips for his spouse, and a charitable contribution made by the Company on his behalf in connection with his retirement. For Mr. Patten, the amount for perquisites and other personal benefit consists of $31,500 paid to him in connection with his separation in respect of his accrued and unused paid time off. For Mr. Wilkins, the amount shown for perquisites and other personal benefits consists of $108,441 paid to him in connection with his separation in respect of his accrued and unused paid time off, country club dues paid on his behalf, the incremental cost of agent incentive trips for his spouse, and a charitable contribution made by the Company on his behalf in connection with his retirement.
For Messrs. Woolstenhulme and Wilkins, the tax reimbursements relate to their retention bonuses.
(7)
The amounts reported in the Bonus and All Other Compensation columns for Mr. Woolstenhulme have been updated from 2021 to reallocate $24,710 related to a tax reimbursement for his retention bonus that was previously reported in the Bonus column.

2022 Grants of Plan-Based Awards
The following table details the grants of plan-based awards to our named executive officers in 2022 under the AIP and the United Fire Group, Inc. 2021 Stock and Incentive Plan, as applicable.
			Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of shares of stock or units (#)	All Other Option Awards: Number of securities underlying options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Approval Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)(4)	Target (#)	Maximum (#)
Kevin J. Leidwinger(15)	8/22/2022(6)	7/6/2022	—	—	—	—	—	—	—	9,736	29.45	100,942
	8/22/2022(7)	7/6/2022	—	—	—	—	—	—	17,500	—	—	515,375
	8/22/2022(8)	7/6/2022	—	—	—	—	—	—	3,428	—	—	100,955
	8/22/2022(9)	7/6/2022	—	—	—	6,855	6,855	10,283	—	—	—	201,880
	—(10)	—	336,563	336,563	504,845	—	—	—	—	—	—	—
Eric J. Martin(15)	4/18/2022(6)	2/21/2022	—	—	—	—	—	—	—	6,130	29.57	66,799
	4/18/2022(11)	2/21/2022	—	—	—	—	—	—	10,000	—	—	295,700
	4/18/2022(8)	2/21/2022	—	—	—	—	—	—	2,259	—	—	66,799
	4/18/2022(9)	2/21/2022	—	—	—	1,130	4,518	6,777	—	—	—	133,597
	—(10)	—	250,000	250,000	375,000	—	—	—	—	—	—	—
Robert F. Cataldo	2/18/2022(6)	2/18/2022	—	—	—	—	—	—	—	4,779	29.51	49,995
	2/18/2022(8)	2/18/2022	—	—	—	—	—	—	1,694	—	—	49,990
	2/18/2022(9)	2/18/2022	—	—	—	847	3,389	5,084	—	—	—	100,009
	—(10)	—	50,000	200,000	300,000	—	—	—	—	—	—	—
Jeremy J. Bahl	2/18/2022(6)	2/18/2022	—	—	—	—	—	—	—	2,987	29.51	31,255
	2/18/2022(8)	2/18/2022	—	—	—	—	—	—	1,059	—	—	31,251
	2/18/2022(9)	2/18/2022	—	—	—	529	2,118	3,177	—	—	—	62,502
	—(10)	—	32,500	130,000	195,000	—	—	—	—	—	—	—
Micah Woolstenhulme	2/18/2022(6)	2/18/2022	—	—	—	—	—	—	—	4,181	29.51	43,749
	2/18/2022(8)	2/18/2022	—	—	—	—	—	—	1,483	—	—	43,763
	2/18/2022(9)	2/18/2022	—	—	—	741	2,965	4,448	—	—	—	87,497
	5/18/2022(12)	5/18/2022	—	—	—	—	—	—	4,763	—	—	149,987
	—(10)	—	37,500	150,000	225,000	—	—	—	—	—	—	—
Randy A. Ramlo(14)	—(10)	—	168,000	672,000	1,008,000	—	—	—	—	—	—	—
	10/31/2022(13)	2/18/2022	—	—	—	—	—	—	—	—	—	297,179
Randy L. Patten(14)	2/18/2022(8)	2/18/2022	—	—	—	—	—	—	102	—	—	3,010
	—(10)	—	10,250	41,000	61,500	—	—	—	—	—	—	—
Michael T. Wilkins(14)(15)	5/18/2022(6)	2/18/2022	—	—	—	—	—	—	—	7,635	29.51	79,890
	5/18/2022(8)	2/18/2022	—	—	—	—	—	—	2,700	—	—	79,677
	5/18/2022(9)	2/18/2022	—	—	—	1,350	5,401	8,102	—	—	—	159,384
	—(10)	—	82,500	330,000	495,000	—	—	—	—	—	—	—
	9/30/2022(13)	5/18/2022	—	—	—	—	—	—	—	—	—	245,182

(1)
We estimate the amounts shown in this column by assuming the achievement of the threshold level for the least-weighted performance measure used in our AIP and by multiplying 2022 base salary by 12.5% for Mr. Cataldo; 10% for Mr. Bahl; 12.5% for Mr. Woolstenhulme; 20% for Mr. Ramlo; 5% for Mr. Patten; and 15% for Mr. Wilkins. Pursuant to the terms of their Executive Employment Offer Letters, Messrs. Leidwinger and Martin’s payout under the AIP for 2022 was guaranteed to be no less than the target amount $336,563 and $250,000, respectively.

(2)
We estimate the amounts shown in this column by assuming the achievement of target levels for all applicable performance measures used in our AIP and by multiplying 2022 base salary by 125% for Mr. Leidwinger; 52.6% for Mr. Martin; 50% for Mr. Cataldo; 40% for Mr. Bahl; 50% for Mr. Woolstenhulme; 80% for Mr. Ramlo; 20% for Mr. Patten; and 60% for Mr. Wilkins.

(3)
We estimate the amounts shown in this column by assuming the achievement of maximum levels for all applicable performance measures used in our AIP and by multiplying 2022 base salary by 196% for Mr. Leidwinger; 115% for Mr. Martin; 75% for Mr. Cataldo; 60% for Ms. Bahl; 75% for Mr. Woolstenhulme; 120% for Mr. Ramlo; 30% for Mr. Patten; and 90% for Mr. Wilkins.

(4)
We estimate the amounts shown in this column by assuming the achievement of the threshold level for only one of the two equal-weighted performance measures under our 2022 PSUs. Pursuant to the terms of his Executive Employment Offer Letter, the minimum achievement level for Mr. Leidwinger’s 2022 PSU award is equal to the target amount.

(5)
Amounts in this column represent the aggregate grant date fair value for stock options, RSUs and PSUs granted during 2022, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. To calculate the option amounts, we use the Black-Scholes option pricing model. This model estimates the fair value of traded options, which have different characteristics than employee stock options. Changes to the subjective assumptions used in the model can result in materially different fair value estimates. The grant date fair value for RSU and PSU awards is measured based on the closing price of our Company Common Stock on the grant date and the probable satisfaction of the performance conditions for the PSU awards as of the date of grant. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022.

(6)
Represents option awards that vest one-third each year for three years beginning with the first anniversary of the grant date, provided the named executive officer remains employed through the applicable vesting date.

(7)
Represents RSUs granted to Mr. Leidwinger in connection with his commencement as our President and Chief Executive Officer, which vested with respect to 5,834 shares upon the commencement of his employment with the Company and vests (i) with respect to 5,833 shares on December 31, 2023, and (ii) with respect to 5,833 shares on December 31, 2024, subject to his continued employment through each such vesting date.

(8)
Represents a grant of RSUs that vest in full on the third anniversary of the grant date, provided the named executive officer remains employed through the vesting date.

(9)
Represents PSUs that vest on the third anniversary of the grant date only if and to the extent the Company achieves performance goals relating to Adjusted ROE and GAAP Combined Ratio over the 2022-2024 performance period.

(10)
There is no specific grant date for awards under our AIP. We paid awards based on our 2022 performance during the first quarter of 2023. Please see Compensation Discussion and Analysis in this proxy statement for further information regarding the AIP. Actual amounts paid to each named executive officer under our AIP for 2022 are shown in the Summary Compensation Table — 2022 in this proxy statement and were calculated based on each individual’s base salary for 2021. In connection with their retirements, Messrs. Ramlo and Wilkins remained eligible for prorated payouts under the AIP, based on actual performance. Mr. Patten forfeited his 2022 award under our AIP upon his resignation in July 2022.

(11)
Represents RSUs granted to Mr. Martin in connection with his commencement as our Chief Financial

Officer, which vests 60% on the one-year anniversary of Mr. Martin’s start date and 40% on the two-year anniversary of his start date, subject to his continued employment through each vesting date.
(12)
Represents RSUs granted to Mr. Woolstenhulme, which vest on May 18, 2025, subject to his continued employment through the vesting date.

(13)
This number represents the incremental fair value related to the modification of the RSU awards held by Messrs. Ramlo and Wilkins, the vesting of which was accelerated in connection with their retirements.

(14)
Mr. Patten forfeited his 2022 equity awards upon his resignation in July 2022. Messrs. Ramlo and Wilkins forfeited their 2022 PSU awards upon their retirement in October 2022 and September 2022, respectively.

(15)
The Board of Directors granted LTIP awards after approval dates for Messrs. Leidwinger, Martin, and Wilkins.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table details the outstanding equity awards held by each of our named executive officers as of December 31, 2022. As of December 31, 2022, Mr. Patten did not hold any outstanding equity awards.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Kevin J. Leidwinger	8/22/2022(2)	—	9,736	29.45	8/22/2032	—	—	—	—
	8/22/2022(3)	—	—	—	—	—	—	6,855	187,553
	8/22/2022(4)	—	—	—	—	11,666	319,182	—	—
	8/22/2022(5)	—	—	—	—	3,428	93,790	—	—
Eric J. Martin	4/18/2022(2)	—	6,130	29.57	4/18/2032	—	—	—	—
	4/18/2022(6)	—	—	—	—	—	—	2,259	61,806
	4/18/2022(7)	—	—	—	—	10,000	273,600	—	—
	4/18/2022(5)	—	—	—	—	2,259	61,806	—	—
Robert F. Cataldo	2/15/2013	400	—	23.96	2/16/2023	—	—	—	—
	2/21/2014	1,500	—	29.61	2/21/2024	—	—	—	—
	2/20/2015	2,000	—	29.12	2/20/2025	—	—	—	—
	5/16/2018	2,681	—	52.16	5/16/2028	—	—	—	—
	2/15/2019	2,892	—	54.26	2/15/2029	—	—	—	—
	2/21/2020(2)	4,157	2,079	44.96	2/21/2030	—	—	—	—
	2/21/2020(8)	—	—	—	—	—	—	973	26,621
	2/21/2020(5)	—	—	—	—	973	26,621	—	—
	2/19/2021(2)	1,236	2,474	29.43	2/19/2031	—	—	—	—
	2/19/2021(9)	—	—	—	—	—	—	1,699	46,485
	2/19/2021(5)	—	—	—	—	1,699	46,485	—	—
	2/18/2022(2)		4,778	29.51	2/18/2032	—	—	—	—
	2/18/2022(10)	—	—	—	—	—	—	1,695	46,375
	2/18/2022(5)	—	—	—	—	1,694	46,348
Jeremy J. Bahl	2/15/2013	1,000	—	23.96	2/16/2023	—	—	—	—
	2/21/2014	1,000	—	29.61	2/21/2024	—	—	—	—
	2/20/2015	1,000	—	29.12	2/20/2025	—	—	—	—
	3/24/2017	1,851	—	42.27	3/24/2027	—	—	—	—

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
	2/23/2018	2,124	—	44.80	2/23/2028	—	—	—	—
	2/15/2019	1,446	—	54.26	2/15/2029	—	—	—	—
	2/21/2020(2)	1,782	891	44.96	2/21/2030	—	—	—	—
	2/21/2020(8)	—	—	—	—	—	—	417	11,409
	2/21/2020(5)	—	—	—	—	417	11,409	—	—
	2/19/2021(2)	463	928	29.43	2/19/2031	—	—	—	—
	2/19/2021(9)	—	—	—	—	—	—	637	17,428
	2/19/2021(5)	—	—	—	—	637	17,428	—	—
	2/18/2022(2)	—	2,987	29.51	2/18/2032	—	—	—	—
	2/18/2022(10)	—	—	—	—	—	—	1059	28,974
	2/18/2022(5)	—	—	—	—	1,059	28,974	—	—
Micah Woolstenhulme	5/20/2020(2)	3,563	1,782	26.68	5/20/2030	—	—	—	—
	5/20/2020(11)	—	—	—	—	—	—	834	22,818
	5/20/2020(5)	—	—	—	—	4,393	120,192	—	—
	2/19/2021(2)	1,082	2,164	29.43	2/19/2031	—	—	—	—
	2/19/2021(9)	—	—	—	—	—	—	1,487	40,684
	2/19/2021(5)	—	—	—	—	1,487	40,684	—	—
	5/19/2021(5)	—	—	—	—	4,627	126,595	—	—
	2/18/2022(2)	—	4,181	29.51	2/18/2032	—	—	—	—
	2/18/2022(10)	—	—	—	—	—	—	1,483	40,575
	2/18/2022(5)	—	—	—	—	1,483	40,575	—	—
	5/18/2022(12)	—	—	—	—	4,763	130,316	—	—
Randy A. Ramlo	2/15/2013	18,609	—	23.96	10/31/2024	—	—	—	—
	2/21/2014	29,624	—	29.61	10/31/2024	—	—	—	—
	2/20/2015	49,067	—	29.12	10/31/2024	—	—	—	—
	2/19/2016	39,456	—	39.91	10/31/2024	—	—	—	—
	2/17/2017	19,451	—	41.32	10/31/2024	—	—	—	—
	3/24/2017	16,038	—	42.27	10/31/2024	—	—	—	—
	2/23/2018	20,532	—	44.80	10/31/2024	—	—	—	—
	2/15/2019	14,461	—	54.26	10/31/2024	—	—	—	—
	2/21/2020	26,726	—	44.96	10/31/2024	—	—	—	—
	2/19/2021	14,841	—	29.43	10/31/2024	—	—	—	—
Michael T. Wilkins	2/15/2013	3,000	—	23.96	9/30/2024	—	—	—	—
	2/21/2014	12,000	—	29.61	9/30/2024	—	—	—	—
	2/20/2015	24,132	—	29.12	9/30/2024	—	—	—	—
	2/19/2016	19,557	—	39.91	9/30/2024	—	—	—	—
	2/17/2017	9,411	—	41.32	9/30/2024	—	—	—	—
	3/24/2017	7,402	—	42.27	9/30/2024	—	—	—	—
	2/23/2018	8,496	—	44.80	9/30/2024	—	—	—	—
	2/15/2019	7,713	—	54.26	9/30/2024	—	—	—	—
	2/21/2020	14,254	—	44.96	9/30/2024	—	—	—	—
	2/19/2021	7,884	—	29.43	9/30/2024	—	—	—	—
	2/18/2022	7,635	—	29.51	9/30/2024	—	—	—	—

(1)
The market value of shares or units of stock that have not vested reflects a stock price of $27.36, our closing stock price on December 30, 2022, the last trading day of 2022.

(2)
These options vest in three equal installments on each of the first three anniversaries of the grant date, subject to the named executive officer’s continued employment through each such vesting date.

(3)
These PSUs granted on 8/22/2022 will vest on 8/22/2025 and have a guaranteed minimum vesting level equal to target per the Leidwinger Offer Letter.

(4)
These RSUs vest (i) with respect to 5,833 shares on December 31, 2023 and (ii) with respect to 5,833 shares on December 31, 2024, subject to Mr. Leidwinger’s continued employment through each such vesting date.

(5)
These RSUs cliff vest on the third anniversary of the grant date, subject to the named executive officer’s continued employment through such vesting date.

(6)
These PSUs granted on 4/18/2022 will vest on 4/18/2025 and are reported assuming threshold achievement.

(7)
These RSUs vest 60% on the one-year anniversary of Mr. Martin’s start date and 40% on the two-year anniversary of his start date, subject to his continued employment through each vesting date.

(8)
These PSUs granted 2/21/2020 vested on 2/21/2023 and are reported based on actual performance through December 31, 2022.

(9)
These PSUs granted 2/19/2021 will vest on 2/19/2024 and are reported assuming target achievement.

(10)
These PSUs granted 2/18/2022 will vest on 2/18/2025 and are reported assuming target achievement.

(11)
These PSUs granted 5/20/2020 will vest on 5/20/2023 and are reported based on actual performance through December 31, 2022.

(12)
These RSUs granted 5/18/2022 will vest on May 18, 2025, subject to Mr. Woolstenhulme’s continued employment through the vesting date.

2022 Option Exercises and Stock Award Vesting
The following table represents the number and value of shares acquired by our named executive officers through the exercise of options and vesting of stock awards during fiscal year 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin J. Leidwinger	—	—	5,834	171,811
Eric J. Martin	—	—	—	—
Robert F. Cataldo	—	—	1,727	49,185
Jeremy J. Bahl	—	—	864	24,607
Micah Woolstenhulme	—	—	—	—
Randy A. Ramlo	—	—	24,203	675,180
Randy L. Patten	500	940	138	3,930
Michael T. Wilkins	—	—	15,366	440,247
Pension Benefits
All of our employees who are 21 years of age and older automatically participate in our defined- benefit pension plan after completing one year of employment and 1,000 hours of service. When eligibility criteria are met, the employee participates in the plan on the next January 1 or July 1. Employees become 100% vested in the plan after completing five years of service. Effective July 1, 2021, the Company amended the defined-benefit pension plan to convert it from a traditional pension plan with a benefits formula based on annual compensation and years of service to a “cash balance” defined-benefit plan. Participants retained all benefits previously accrued under the traditional pension benefit formula. Prior to July 1, 2021, plan benefits equaled 1.25% of an employee’s five-year average annual compensation, plus 0.5% of average annual compensation in excess of covered compensation, multiplied by the lesser of years of service or 35 years. Effective July 1, 2021, plan benefits equal 4.0%-7.0% of the participant’s annual compensation for the plan year plus 2.0%-3.5% of the participant’s compensation in excess of covered compensation, in each case, depending on the participant’s years of service. Participants are credited with interest on their balances under the plan at the greater of 2% or the discount rate on the yield of 30-year Treasury securities. Covered compensation is determined by reference to the Social Security taxable wage base. Average annual compensation means annual compensation, averaged over the period of five consecutive years of service that produces the highest average. The pension plan uses only salary to determine the average annual compensation. Under federal law, for 2022 the maximum compensation that could be considered for determining benefits was $305,000.
The normal form of payment under the pension plan is a joint and 50% survivor annuity for a participant who is married on the annuity starting date and a life annuity for a participant who is unmarried on the annuity starting date. Participants may elect to receive a monthly pension over the participant’s life or a term of up to 20 years or, if the actuarial equivalent of the annuity is $10,000 or less, in the form of a lump sum cash payment. The amount of monthly pension benefits varies depending upon the form of payment elected by the participant, but the payments are in each case the actuarial equivalent of the normal form of payment. Distributions will be in the form of a lump-sum cash payment for vested participant balances of $50,000 or less. Assets of the pension plan belong to the Company and are not taxable to the employee until paid as a benefit. Such assets are subject to a substantial risk of forfeiture until vested by the employee.
Normal retirement age under the pension plan is 65, which is the earliest time a participant may retire under the pension plan without any benefit reduction due to age. The earliest age a participant may retire under the plan and still receive benefits is age 55. Participants electing early retirement with at least 20 years of service receive a reduction in benefits of 6% for each year the participant retires after age 55 and before age 60, and a reduction of benefits of 4% for each year the participant retires after age 60 and before age 65. If a participant elects early retirement with less than 20 years of service to us, then the participant’s reduction in benefits is based on an actuarial calculation. None of our continuing named executive officers are currently eligible for early retirement under our pension plan.
The following table reports the present value of the annual defined benefit payable for each named executive officer under our pension plan. The present value is based on the retirement benefit formula for the compensation levels and years of service of those officers. As of December 31, 2022, Messrs. Leidwinger and Martin had not yet satisfied the service requirements to participate in the pension plan.
Pension Benefits — 2022
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Kevin J. Leidwinger	United Pension Plan	0	—	—
Eric J. Martin	United Pension Plan	0	—	—
Robert F. Cataldo	United Pension Plan	11	268,187	—
Jeremy J. Bahl	United Pension Plan	22	283,483	—
Micah Woolstenhulme	United Pension Plan	3	50,044	—
Randy A. Ramlo	United Pension Plan	39	1,651,037	—
Randy L. Patten	United Pension Plan	10	107,784	—
Michael T. Wilkins	United Pension Plan	37	1,490,354	—
Nonqualified Deferred Compensation
The Restoration Benefit Credit Plan, which is our supplemental executive retirement plan (“SERP”), permits certain of our executive officers, including our named executive officers, the opportunity to save a portion of their direct compensation for retirement. Executives must make a deferral election in the year prior to the beginning of the earnings period. For performance-based cash bonuses, participants may make elections up to six months prior to the end of the performance period. Newly eligible executives have 30 days to enroll in the plan once they become eligible to participate.
For amounts deferred on or prior to December 31, 2014, (a) we pay the deferred amounts to the deferring executive officer upon termination of employment for any reason after the executive reaches age 59 1∕2, and (b) the deferring executive officer receives the benefits in monthly installments adjusted for gains or losses over a 10-year period. For amounts deferred after December 31, 2014, (a) any employer contribution made to a participant’s account follows a predetermined vesting schedule, and become 100% vested upon reaching age 65, death, disability, or change in control, and (b) the deferring executive officers may elect to receive their benefits as a lump sum or as annual installments over a 10-year period.
The SERP also allows the Company to make contributions to participants’ accounts. In 2022, employer contributions were made on behalf of Messrs. Cataldo, Ramlo and Wilkins. The contributions for Messrs. Ramlo and Wilkins were prorated for their partial year of service in 2022. As most participants in the SERP have separated from the Company, the Board of Directors has ceased adding new participants. Instead, the Board of Directors believes the NQDC, described below, paired with other executive benefits such as LTIP, competitively align with market trends for executive retirement planning.
The NQDC is a non-qualified deferred compensation plan made available to management, including our named executive officers. Employees participating in the NQDC may elect to defer a portion of their salary, of which the contribution and earnings are immediately vested at 100%.
Notational interest is credited to each participant’s deferred account which will be distributed in predetermined installments commencing upon his or her separation from service, or paid in a lump sum upon his or her death or a termination of employment upon a change in control of the Company.
Participant deferrals are 100% vested immediately. If the executive officer dies or becomes disabled while employed by us, we will pay the plan benefits as directed by that executive officer. The SERP and NQDC allow participants to utilize in-service distributions to satisfy short-term savings goals. Participants can create these in-service payable accounts at the time of initial enrollment or at re-enrollment. The amounts deferred are subject to our creditors. The following table provides information about the participation by each of our named executive officers in the SERP. Messrs. Leidwinger, Martin, Bahl and Woolstenhulme do not participate in the SERP and Mr. Patten did not participate while he was with the Company. Messrs. Leidwinger and Martin were eligible to participate in the NQDC in 2022, but did not contribute.
Nonqualified Deferred Compensation — 2022
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Kevin J. Leidwinger
SERP	—	—	—	—	—
NQDC	—	—	—	—	—
Eric J. Martin
SERP	—	—	—	—	—
NQDC	—	—	—	—	—
Robert F. Cataldo
SERP	—	46,875	(19,981)	—	98,732
NQDC	—	—	(5,623)	—	16,742
Jeremy J. Bahl
SERP	—	—	—	—	—
NQDC	91,815	—	(23,862)	—	155,516

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Micah Woolstenhulme
SERP	—	—	—	—	—
NQDC	11,739	—	(784)	—	13,187
Randy A. Ramlo
SERP	—	203,004	(509,488)	—	2,567,123
NQDC	196,286	—	(332,383)	—	2,094,101
Randy L. Patten
SERP	—	—	—	—	—
NQDC	8,247	—	(11,176)	6,205	24,153
Michael T. Wilkins
SERP	—	79,170	(135,343)	—	955,640
NQDC	110,156	—	(48,643)	—	892,593

(1)
All amounts reported in this column were reported as part of either “Base Salary,” or “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table — 2022 in this proxy statement.

(2)
All amounts reported in this column were reported as part of “All Other Compensation” in the Summary Compensation Table — 2022 in this proxy statement.

(3)
The amounts reported in this column do not include any above-market earnings.

(4)
Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2021 and 2020, respectively: Mr. Leidwinger — $0, $0; Mr. Martin — $0, $0; Mr. Cataldo — $65,625, $5,611; Mr. Bahl — $0, $0; Mr. Woolstenhulme — $0, $0; Mr. Ramlo — $355,093, $347,005; Mr. Patten — $0, $0; and Mr. Wilkins — $191,666, $193,828.

Executive Employment Offer Letters
Leidwinger Executive Employment Offer Letter
The Leidwinger Offer Letter provides for an initial base salary of $750,000 per year. The Leidwinger Offer Letter provides that, for 2022, Mr. Leidwinger will be eligible for a potential cash bonus at target of 125% of base salary, pro-rated for his partial year of employment. The Leidwinger Offer Letter provides that Mr. Leidwinger’s cash bonus payout for 2022 will be no less than his pro-rated target ($336,563, based upon a start date of August 22, 2022), regardless of attainment of applicable performance measures. For 2023, Mr. Leidwinger will be eligible for a cash bonus at target of 125% of base salary, with an opportunity to achieve up to 200% of the target cash bonus opportunity.
Martin Executive Employment Offer Letter
The Martin Offer Letter provides for an initial base salary of $475,000 per year. The Martin Offer Letter also provides that, for 2022, the Chief Executive Officer will recommend a $250,000 cash bonus for Mr. Martin. In addition, the Martin Offer Letter provides that the Chief Executive Officer will recommend that Mr. Martin’s annual target bonus opportunity for subsequent years be set as $285,000 (i.e., 60% of base salary). The Martin Offer Letter also provides for a retention bonus payable in June 2023, 2024 and 2025 in the amounts of $10,000, $20,000 and $30,000, respectively.
Potential Payments Upon Termination or Change in Control
Ramlo Retirement
As described above, in anticipation of Mr. Ramlo’s retirement in October 2022, Mr. Ramlo and the Company entered into the Ramlo Retirement Agreement, pursuant to which (1) the Company agreed to continue paying Mr. Ramlo his base salary and provide regular employee benefits through the Ramlo Retirement Date, and on the Ramlo Retirement Date would pay Mr. Ramlo for his accrued paid time off, if any, consistent with the Company’s standard practices with respect to terminating employees; (2) Mr. Ramlo remained eligible for his 2022 bonus under the AIP, based on actual performance and prorated for his partial year of employment ($286,363); and (3) all unvested RSUs and stock options held by Mr. Ramlo vested on the Ramlo Retirement Date and the exercise period of all stock options held by Mr. Ramlo was extended to October 31, 2024. All unvested PSUs held by Mr. Ramlo lapsed and terminated as of the Ramlo Retirement Date. Mr. Ramlo was also paid $190,123 in respect of accrued and unused paid time off.
Under the Ramlo Retirement Agreement, Mr. Ramlo is subject to a perpetual confidentiality covenant and non-compete and non-solicit covenants through April 30, 2024. The Ramlo Retirement Agreement contains a mutual non-disparagement covenant.
Wilkins Retirement
As described above, in connection with Mr. Wilkins’ planned retirement, the Company and Mr. Wilkins agreed that Mr. Wilkins would continue to be paid his base salary and that all of his employee benefits would continue through the Wilkins Retirement Date. Subject to his not voluntarily terminating his employment or being terminated for cause (as defined in Mr. Wilkins’ Change in Control Severance Agreement) prior to the Wilkins Retirement Date, Mr. Wilkins (i) received a retention bonus of $50,000, which was payable within 30 days following the Wilkins Retirement Date, and (ii) was entitled to be paid his bonus for 2022 under the AIP, based on actual performance and prorated for his partial year of employment ($127,188). In addition, all unvested RSUs and stock options held by Mr. Wilkins fully vested on the Wilkins Retirement Date and the exercise period on his stock options was extended to September 30, 2024. All unvested PSUs held by Mr. Wilkins lapsed and terminated upon his retirement. Mr. Wilkins was also paid $108,441 in respect of accrued and unused paid time off.
Patten Resignation
Mr. Patten did not receive any severance payments or benefits in connection with his resignation in July 2022, other than the pay out of his accrued and unused paid time off in the amount of $31,500, consistent with the Company’s standard practices with respect to terminating employees.
Change in Control Severance Agreements
The Company has entered into Change in Control Severance Agreements with each of the continuing named executive officers other than Mr. Bahl and Mr. Woolstenhulme, who are not party to any agreements or arrangements with the Company entitling him to severance payments or benefits. These agreements, among other things, provide for: (1) an 18-month non-competition agreement and (2) in the event of both a change in control and termination of employment by the Company without cause: (a) a severance benefit payable to the named executive officer in an amount equal to 1.5 times the sum of his or her highest annual base salary in effect during the 12-month period prior to his or her termination date plus his or her target annual incentive compensation (or, if higher, the average of the annual bonuses earned by the named executive officer in respect of the three fiscal years of the Company immediately preceding the fiscal year in which the change in control occurs); (b) the continuation of certain insurance benefits for a period of 18 months; (c) the full vesting of each long-term incentive award held by the named executive officer, with any performance measures deemed satisfied at the target level; and (d) certain outplacement benefits. The Compensation Committee believes that these agreements help accomplish the Company’s compensation objectives of attracting and retaining superior talent through competitive compensation. The Compensation Committee also believes that it is appropriate to provide our named executive officers with the protections afforded by these agreements and that these agreements promote management independence and help retain and focus the named executive officers in the event of a change in control.
Upon a termination of employment for any reason, our named executive officers will also receive compensation and benefits pursuant to our pension plan and deferred compensation plans. Such plans and arrangements do not discriminate in scope, terms or operation in favor of our named executive officers.

Our named executive officers are vested in the benefits available under these plans (specifically excluding the SERP), and therefore do not receive any enhanced benefit as a result of any termination or change in control.
The information in the following tables describes the compensation that would be payable under specific circumstances if our continuing named executive officers’ employment had terminated on December 31, 2022:
Potential Payments Upon Termination Or Change In Control — 2022
Name	Death or Retirement ($)(1)	Disability ($)	Change in Control ($)(2)	Termination for Cause ($)	Change in Control With Termination ($)(3)(4)
Kevin J. Leidwinger	937,088	600,525	937,088	—	4,429,459
Eric J. Martin	709,019	459,019	709,019	—	2,166,262
Robert F. Cataldo	459,749	359,749	459,749	—	1,603,426
Jeremy J. Bahl(5)	241,835	176,835	241,835	—	1,096,983
Micah Woolstenhulme(5)	820,097	670,097	820,097	—	1,685,961

(1)
As of December 31, 2022, none of the continuing named executive officers have achieved normal retirement age under our benefit plans. The figures in this column assume the accelerated vesting by the Board of Directors of all unvested stock options, RSUs and PSUs, as applicable. For purposes of this table, we have assumed accelerated vesting of the PSUs at target.

(2)
Under their existing Change in Control Severance Agreements, the continuing named executive officers are entitled to payment only if their employment is terminated by reason other than a Nonqualifying Termination. Nonqualifying Termination is defined to include (a) by the Company for cause, (b) by the named executive officer for reason other than a good reason, (c) the named executive officer’s death, and (d) by the Company due to the executive’s absence from the executive’s duties with the Company on a full-time basis for a period of 180 consecutive days as a result of the executive’s incapacity due to physical or mental illness. In addition to the value associated with stock options, the figures in this column assume the accelerated vesting by the Board of Directors of all RSUs and PSUs, as applicable. For purposes of this table, we have assumed accelerated vesting of the PSUs at target.

(3)
Per their existing Change in Control Severance Agreements, the amounts reported in this column as separation compensation for the named executive officers equal 1.5 times the sum of the executive’s highest annual base salary and target annual incentive compensation (or, if higher, the average of the annual bonuses earned by the named executive officer in respect of the three fiscal years of the Company immediately preceding the fiscal year in which the change in control occurs).

(4)
Under the terms of the existing Change in Control Severance Agreements for the named executive officers, if the payments and benefits they are entitled to receive under these agreements would result in the payment of the excise tax imposed by Section 4999 of the Internal Revenue Code, then their payments and benefits may be subject to reduction. Under their agreements, change in control payments and benefits are reduced by the minimum amount necessary to avoid federal excise tax, if the reduction would result in the named executive officers receiving a higher net after tax amount. The amounts in this column do not reflect the application of any reduction in payment or benefit according to the terms of the Change in Control Severance Agreements.

(5)
While Messrs. Bahl and Woolstenhulme do not have Change in Control Severance Agreements, values are included for death, disability and change in control as if such agreement were in place.

In general, we do not make a payment to a participant in our AIP for a particular year unless the participant is employed by us on the date incentive payments are made, typically in March of the following year. In the case of death or retirement, and at the discretion of our Chairman of the Board and our Chief Executive Officer, we will pay an AIP payment to a participant prorated to the date of death or retirement. Amounts shown for death and retirement assume our Chairman of the Board and our Chief Executive Officer exercised their discretion to make the payment. The Change in Control Severance Agreements in place for continuing named executive officers state that they will be paid an amount equal to their target payment under our AIP for the year in which the change in control occurs, prorated to the date of termination. In this case, termination is presumed to occur on December 31, 2022.
Upon termination of employment due to death or retirement, the Board of Directors, may at its discretion, accelerate the vesting of any unvested option awards. In addition, under the terms of the option award agreements, the vesting of unvested stock options will accelerate upon a change in control. Amounts shown are calculated using the fair market value of the stock underlying in-the-money options that would have become exercisable on December 31, 2022, assuming that the Board of Directors accelerated the vesting of all unvested options.
Upon termination of employment due to death, retirement, disability or a change in control not involving termination, the Board of Directors, may at its discretion, accelerate the vesting of any unvested RSU or PSU awards. Amounts shown assumes a voluntary acceleration of vesting by the Board of Directors, with PSUs assumed to be accelerated at target.
The Change in Control Severance Agreements for the named executive officers provide for the continuation of medical, accident, disability and life insurance benefits with respect to the named executive officer and his/her dependents for a period of 18 months following a change in control at substantially the same level that existed immediately prior to the change in control. The amounts shown for the named executive officers reflect the cost of these benefits as they existed at December 31, 2022.
The Change in Control Severance Agreements for the named executive officers provide for outplacement services for a period of 12 months following a change in control. The cost to the Company of these outplacement services is capped for each executive at $15,000.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Kevin J. Leidwinger, our President and Chief Executive Officer as of December 31, 2022.
The median of the annual total compensation of all of our employees, excluding Kevin J. Leidwinger, was $94,537 in 2022, calculated in accordance with the Summary Compensation Table rules. To identify the median employee, we compiled total cash compensation identified in our payroll records, and excluded equity awards, for all full-time, part-time, temporary and seasonal employees employed as of December 31, 2022. We selected total cash compensation as it reflects the principal form of compensation delivered to all of our employees. Further, we annualized cash compensation (other than bonus awards) for permanent full- and part-time employees who were not employed for all of 2022. The annual total compensation of Kevin J. Leidwinger for purposes of this disclosure is $3,376,364, which differs from the amount reported in the Total column of the Summary Compensation Table — 2022 due to the annualization of Mr. Leidwinger’s compensation to reflect his mid-year commencement of employment, as discussed further below.
Because Mr. Leidwinger was appointed President and Chief Executive Officer effective August 22, 2022, we annualized his base salary, AIP award and, because the amount of such awards was pro-rated for his partial year of service, his annual equity awards, and added the disclosed values of the relocation and temporary housing expenses incurred in connection with his relocation, the country club dues paid on his behalf, and the incremental costs associated with his personal use of corporate aircraft. We annualized the amount of Mr. Leidwinger’s 401(k) matching contribution, certain country club expenses and the incremental costs associated with his personal use of corporate aircraft, as such amounts were impact by Mr. Leidwinger’s partial year of service. We did not annualize Mr. Leidwinger’s new hire RSU award with respect to 17,500 shares that was granted in connection with his hiring as the value of such award was not impacted by the period of service during 2022, nor did we annualize the relocation and temporary housing expenses incurred in connection with his relocation as such amounts were not prorated or reduced to reflect Mr. Leidwinger’s mid-year employment commencement date. Based on this information, for 2022 the ratio of the annual total compensation of Mr. Leidwinger, our President and Chief Executive Officer, to the median of the annual total compensation of all employees is estimated to be 36 to 1.

PAY VERSUS PERFORMANCE
Pay Versus Performance
Year(1)	Summary Compensation Table Total for Leidwinger ($)(2)	Summary Compensation Table Total for Ramlo ($)(2)	Compensation Actually Paid to Leidwinger ($)(3)	Compensation Actually Paid to Ramlo ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Value of Initial Fixed $100 Investment Based On:(4)		Net Income ($)	Adjusted ROE (%)(6)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)
2022	1,551,845	1,739,780	1,692,277	1,729,603	836,983	765,289	72.30	126.34	15,031,000	3.0
2021	N/A	2,387,206	N/A	1,651,860	865,170	705,406	60.00	139.08	80,594,000	7.2
2020	N/A	2,118,816	N/A	(787,543)	1,075,628	63,988	63.53	118.78	(112,706,000)	(13.4)

(1)
The Principal Executive Officer (“PEO”) and named executive officers for the applicable years were as follows:

—
2022: Kevin J. Leidwinger assumed the role of the Company’s PEO, effective August 22, 2022, and Randy A. Ramlo served as the Company’s PEO during 2022 up to August 21, 2022. The Company’s other named executive officers for 2022 were: Eric J. Martin; Robert F. Cataldo; Jeremy J. Bahl; Micah Woolstenhulme; Randy L. Patten; and Michael T. Wilkins.

—
2021: Randy A. Ramlo served as the Company’s PEO for the entirety of 2021 and the Company’s other named executive officers were: Michael T. Wilkins; Randy L. Patten; Robert F. Cataldo; Micah Woolstenhulme; and Dawn M. Jaffray.

—
2020: Randy A. Ramlo served as the Company’s PEO for the entirety of 2020 and the Company’s other named executive officers were: Michael T. Wilkins; Dawn M. Jaffray; Robert F. Cataldo; and Neal R. Scharmer.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Messrs. Leidwinger and Ramlo and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s named executive officers reported for the applicable year other than the PEOs for such years.

(3)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Messrs. Leidwinger and Ramlo and for the average of the other named executive officers is set forth following the footnotes to this table.

(4)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.

(5)
The TSR Peer Group consists of Standard & Poor’s 600 Property and Casualty Index. This is the same industry index used for purposes of the Company’s stock price performance graph in its Annual Report to stockholders.

(6)
As noted in the CD&A, for 2022, the Compensation Committee determined that Adjusted ROE continues to be viewed as a core driver of the Company’s performance and stockholder value creation and, accordingly, was utilized as a component in both the 2022 AIP and 2022 PSUs. Adjusted ROE is our return-on-equity, calculated in accordance with GAAP, excluding the impact of market value changes on investments.

Reconciliation of Compensation Actually Paid Adjustments
Year	Summary Compensation Table Total ($)(a)	(Minus) Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans ($)(b)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($)(c)	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($)(d)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($)(f)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(g)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(h)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(i)	Equals Compensation Actually Paid ($)
Leidwinger
2022	1,551,845	0	N/A	(919,152)	851,252	N/A	171,811	36,521	N/A	1,692,277
2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Ramlo
2022	1,739,780	0	24,998	(297,179)	0	N/A	N/A	262,004	N/A	1,729,603
2021	2,387,206	(4,867)	11,752	(856,026)	626,281	(45,121)	N/A	281,303	(748,668)	1,651,860
2020	2,118,816	(323,233)	(20,915)	(570,904)	409,574	(611,708)	N/A	(141,382)	(1,647,791)	(787,543)
Average Other Named Executive Officers
2022	836,983	0	13,594	(296,673)	235,236	23,771	12,929	38,784	(99,335)	765,289
2021	865,170	(33,855)	30,651	(282,058)	205,902	(8,141)	N/A	61,302	(133,565)	705,406
2020	1,075,628	(224,026)	43,693	(316,962)	209,886	(184,690)	400	(41,398)	(498,543)	63,988

(a)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other named executive officers, amounts shown represent averages.

(b)
Represents the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.

(c)
Represents the sum of the actuarial present value of the benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(d)
Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(e)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(g)
Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(h)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(i)
Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(j)
See footnote 1 above for the named executive officers included in the average for each year.

Relationship Between Pay and Performance
We believe the compensation actually paid (“CAP”) in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the CAP fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our 2022 AIP and our 2022 PSU awards, including our Adjusted ROE performance.
The following graphics reflect the relationship between the CAP to our NEOs and our TSR, the TSR of the TSR Peer Group, our net income and our Adjusted ROE during the three most recently completed fiscal years.

CAP ($000s) Versus TSR
$2,000
$1,500
$1,000
$500
$0
-$500
-$1,000
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
$118.78
$139.08
$126.34
$63.53
$60.00
$72.30
2020
2021
2022
PEO CAP (Ramlo)
PEO CAP (Leidwinger)
Other NEO CAP
Company TSR
Peer Group TSR

CAP ($000s) Versus Net Income ($000s)
$2,000
$1,500
$1,000
$500
$0
-$500
-$1,000
$100,000
$50,000
$0
-$50,000
-$100,000
-$150,000
$80,594
$15,031
-$112,706
2020
2021
2022
PEO CAP (Ramlo)
PEO (Leidwinger)
Other NEO CAP
Net Income

CAP ($000s) Versus Adjusted ROE
$2,000
$1,500
$1,000
$500
$0
-$500
-$1,000
10.0%
5.0%
0.0%
-5.0%
-10.0%
-15.0%
7.2%
3.0%
-13.4%
2020
2021
2022
PEO CAP (Ramlo)
PEO CAP (Leidwinger)
Other NEO CAP
Adjusted ROE

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the Named Executive Officers
The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link CAP to the named executive officers for 2022. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program, including the AIP and 2022 PSUs.
•
Adjusted ROE

•
Statutory Combined Ratio

•
GAAP Combined Ratio

DIRECTOR COMPENSATION
We have designed the compensation of our directors to attract and retain qualified directors and to align director compensation with the interests of our shareholders. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation plans and the elements of director compensation.
Annual Retainer, Committee Meetings and Expenses
For the 12-month period beginning with the 2022 Annual Meeting, all non-employee directors received a retainer for service on our Board of Directors, as described further below. The Chairman of our Board of Directors, Vice Chairman of our Board of Directors, the chairpersons of the standing committees of our Board of Directors (other than the Executive Committee) and the members of each standing committee each received an additional retainer for their service in those capacities, as described further below. Retainers are paid to the directors in four equal, quarterly installments. We also reimburse business expenses, such as travel expenses, incurred by non-employee directors in relation to their service on our Board of Directors.
In 2022, following a review of director compensation levels at peer companies and discussions with FW Cook, the Compensation Committee eliminated the attendance fees for regular and unscheduled meetings of the Board of Directors and approved an increase in the base annual retainer for all non-employee directors from $55,000 to $67,000, and also added an additional retainer of $5,000 for members of the Compensation Committee and Audit Committee and an additional retainer of $4,000 for members of the Executive Committee, Nominating and Governance Committee, Investment Committee and Risk Management Committee. In February 2022, the Board of Directors dissolved the ad hoc Succession Planning Committee and approved a one-time stipend in the amount of $10,000 for each member of such committee and an additional $10,000 stipend for the chair of such committee. In addition, in August 2022, the Board of Directors approved additional stipends for the chair and members of the Compensation Committee in the amounts of $10,000 and $7,500, respectively, in recognition of the substantial time and effort spent by members of the Compensation Committee in connection with the retirement of Mr. Ramlo and the appointment of Mr. Leidwinger.
Non-Employee Director Fee Schedule — 2022
Fee Type	Amount Paid ($)
Base Annual Retainer – All Directors	67,000
Additional Annual Retainer – Chairman of the Board	50,000
Additional Annual Retainer – Vice Chairman of the Board	20,000
Additional Annual Retainer – Audit Committee Chair	20,000
Additional Annual Retainer – Compensation Committee Chair	12,500
Additional Annual Retainer – Nominating and Governance Committee, Investment
Committee, and Risk Management Committee Chairs	10,000
Additional Annual Retainer – Members of Compensation Committee and Audit Committee	5,000
Additional Annual Retainer – Members of Executive Committee, Nominating and Governance Committee, Investment Committee and Risk Management Committee	4,000
Annual Equity Grant (Grant Date Fair Value)(1)	60,000
Reimbursement for travel and other expenses related to service as a director	As incurred

(1)
In May 2022, the Compensation Committee recommended, and the Board of Directors approved, the issuance to each then-serving non-employee director of 1,905 RSUs under our Non-Employee Director Plan. These RSUs vest one year after their grant date, subject to the director’s continued service.

The following table shows individual non-employee director compensation during 2022:
Non-Employee Director Compensation — 2022
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total Compensation ($)
John-Paul E. Besong	74,750	59,988	—	—	134,738
Scott L. Carlton	110,250	59,988	—	—	170,238
Brenda K. Clancy	123,250	59,988	—	—	183,238
Christopher R. Drahozal	92,250	59,988	—	—	152,238
Matthew R. Foran(4)	75,750	59,988	—	—	135,738
Mark A. Green(4)	93,750	59,988	—	—	153,738
Lura E. McBride	101,750	59,988	—	—	161,738
George D. Milligan	117,250	59,988	—	—	177,238
James W. Noyce	146,250	59,988	—	—	206,238
Mary K. Quass(5)	44,250	—	—	—	44,250
Kyle D. Skogman	107,250	59,988	—	—	167,238
Susan E. Voss	105,750	59,988	—	—	165,738

(1)
Stock awards represented in this column are scheduled to vest on May 18, 2023 and are subject to forfeiture until vested. Aggregate RSUs outstanding at December 31, 2022 for each of the following non-employee directors was: Besong — 1,905, Carlton — 1,905, Clancy — 1,905, Drahozal — 1,905, Foran — 1,905, Green — 1,905, McBride — 1,905, Milligan — 1,905, Noyce — 1,905, Skogman — 1,905, and Voss — 1,905. At December 31, 2022, Mr. Noyce’s plan balance under the Directors’ Deferred Compensation Plan, including any accrued dividends, represented 4,047 phantom stock units.

(2)
Amounts in this column represent the aggregate grant date fair value for restricted stock granted during 2022 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022.

(3)
Aggregate options outstanding at December 31, 2022 for each of the following non-employee directors was: Besong — 1,755, Milligan — 1,755, Noyce — 1,755, Quass — 1,755, and Skogman — 1,755. Carlton, Clancy, Drahozal, Foran, Green, McBride, and Voss have no options outstanding.

(4)
Messrs. Foran and Green were appointed to the Board of Directors effective February 18, 2022.

(5)
Ms. Quass resigned from the Board of Directors effective immediately following the 2022 Annual Meeting.

Deferred Compensation
In November 2012, the Board of Directors approved the adoption of the 2012 Deferred Compensation Plan for United Fire Group, Inc. Non-Employee Directors (“Directors’ Deferred Compensation Plan”). The Directors’ Deferred Compensation Plan allows non-employee directors the opportunity to defer up to 100% of the annual retainer fee they receive for service on our Board of Directors.
In order to participate in the Directors’ Deferred Compensation Plan, each non-employee director must submit an election form by December 31 prior to the plan year for which compensation will be deferred. Thereafter, the participating director can change or terminate the election for future years by making a timely new election in the prior year. Compensation amounts deferred by non-employee directors are used to acquire “credited stock units” based on the average market price of Company Common Stock during the month the amounts are deferred. Participating directors also acquire additional credited stock units based on the quarterly dividend paid to our registered shareholders. These dividend amounts are based on each participant’s account balance at the time the dividend is paid and the closing market price of Company Common Stock on the dividend payment date. A participating director’s credited stock units are then valued on an annual basis based on the closing market price of Company Common Stock on the last trading day of each year. By tying a director’s deferred compensation to the performance of Company Common Stock, we believe this plan allows directors to acquire a more meaningful stake in our company.
When a participating director leaves the Board of Directors, the director may elect to receive the cash value of the credited stock units in the director’s account either in one lump sum or in equal installments paid out over five years. The participating director selects the manner of distribution when the director elects to participate in the Directors’ Deferred Compensation Plan. The amount payable to a director is the value of the credited stock units in the director’s account, valued at the last trading day of the year the director ceases to serve as a director.

Your vote matters – here’s how to vote!vote online or by phone instead of mailing this card.OnlineBefore the Meeting: Go to www.envisionreports.com/UFCSor scan the QR code — login details are located in theshaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/UFCSPhoneCall toll free 1-800-652-VOTE (8683) within the USA, USterritories and CanadaVotes submitted electronically before the meeting must bereceived by 12:00 a.m. Central Time on May 17, 2023 4. Approval, on an advisory basis, of the frequency offuture shareholder votes on executive compensation.1 Year 2 Years 3 Years Abstain01 - Scott L. Carlton(Class A Director)03 - Kevin J. Leidwinger(Class A Director)04 - Susan E. Voss(Class A Director)For Against Abstain For Against Abstain For Against Abstain1 U P X02 - Brenda K. Clancy(Class A Director)Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.03SEBE++A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3 and 1 YEAR on Proposal 4.3. Approval, on an advisory basis, of the compensation of UnitedFire Group, Inc.’s named executive officers.1. Election of Directors:Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q2023 Annual Meeting Proxy CardFor Against Abstain2. Ratification of the appointment of Ernst & Young LLP as UnitedFire Group, Inc.’s independent registered public accounting firmfor 2023.For Against AbstainYou may vote online or by phone instead of mailing this card.OnlineBefore the Meeting: Go to www.envisionreports.com/UFCSor scan the QR code — login details are located in theshaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/UFCSPhoneCall toll free 1-800-652-VOTE (8683) within the USA, USterritories and CanadaVotes submitted electronically before the meeting must bereceived by 12:00 a.m. Central Time on May 17, 2023Your vote matters – here’s how to vote!During the Meeting: Go to www.meetnow.global/M5Y2PNQlogin details are located in the shaded bar below.

2023 Annual Meeting Admission Ticket2023 Annual Meeting of United Fire Group, Inc. ShareholdersMay 17, 2023 10:00 a.m. CT118 Second Avenue SECedar Rapids, IA 52401Upon arrival, please present this admission ticket and photo identification at the registration desk. The Annual Meeting will be simultaneously conducted live via the Internet in which shareholders will be able to attend the Annual Meeting atwww.meetnow.global/M5Y2PNQ.To access the webcast, you must have the information that is printed in the shaded bar located on the reverse side of this form.Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/UFCSNotice of 2023 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — May 17, 2023, 10 a.m. Central Time, at 118 Second Avenue SE,Cedar Rapids, IA 52401, and simultaneously conducted live via the Internet at www.meetnow.global/M5Y2PNQ.Eric J. Martin and Sarah E. Madsen, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of theundersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of United Fire Group, Inc. tobe held on May 17, 2023 at 10 a.m. Central Time or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the electionof each of the nominees identified in Proposal 1, FOR Proposals 2 and 3 and 1 YEAR on Proposal 4.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)United Fire Group, Inc.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items++Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.The material is available at: www.envisionreports.com/ufcsThe Annual Meeting will be simultaneously conducted live via the Internet in which shareholders will be able to attend the Annual Meeting atwww.meetnow.global/M5Y2PNQ.To access the webcast, you must have the information that is printed in the shaded bar located on the reverse side of this form.2023 Annual Meeting Admission Ticket2023 Annual Meeting of United Fire Group, Inc. ShareholdersMay 17, 2023 10:00 a.m. CT118 Second Avenue SECedar Rapids, IA 52401Upon arrival, please present this admission ticket and photo identification at the registration des